Exhibit (6)

     WOODMEN OF THE WORLD LIFE INSURANCE SOCIETY AND/OR OMAHA WOODMEN LIFE
                               INSURANCE SOCIETY
                           ARTICLES OF INCORPORATION
                                      AND
                             CONSTITUTION AND LAWS

The Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society Articles of Incorporation and Constitution and Laws printed in this brochure are part of your benefit certificate. (See Constitution and Laws, Article 7.) They describe how the Society is governed, its purposes and objectives as well as your rights as members.

                               TABLE OF CONTENTS

ARTICLES OF INCORPORATION
 ARTICLE 1   Name                                                         1
 ARTICLE 2   Place of Business                                            1
 ARTICLE 3   Organization and Powers                                      1
 ARTICLE 4   Purposes and Objectives                                      1
 ARTICLE 5   Supreme Governing Body                                       1
 ARTICLE 6   Constitution and Laws                                      1-2
 ARTICLE 7   Membership                                                   2
 ARTICLE 8   Subordinate Bodies, Subsidiaries and
             Affiliated Entities                                          2
 ARTICLE 9   Amendments                                                   2

CONSTITUTION AND LAWS
 ARTICLE 1   The National Convention                                    2-4
 ARTICLE 2   The Board of Directors                                     4-6
 ARTICLE 3   Officers of the National Convention
             Their Duties and Powers                                      6
 ARTICLE 4   Standing Committees of the Society                         6-7
 ARTICLE 5   Jurisdictions                                              7-8
 ARTICLE 6   Lodges and Youth Lodges                                   8-10
 ARTICLE 7   Benefit Certificates of Membership                       10-13
 ARTICLE 8   Problem Resolution Procedures                            13-14
 ARTICLE 9   Judiciary Committee and Appeals
             Thereto                                                     14
 ARTICLE 10  Amendments                                               14-15

                           ARTICLES OF INCORPORATION
                             Revised August 1, 2001

                                   ARTICLE 1

     Name. The name of this corporation is "Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society," hereinafter the "Society." It may do business under either or both names.

                                   ARTICLE 2

     Place of Business. The Society's principal office (Home Office) shall be in Omaha, Nebraska, or at any other place which the Board of Directors may select.

                                   ARTICLE 3

     Organization and Powers. This Society is a Fraternal Benefit Society, organized under the law of the State of Nebraska, without capital stock, conducted solely for the benefit of its members and their beneficiaries, and not for profit. It shall be operated on a lodge system with ritualistic form of work and a representative form of government. It shall have all the powers granted by law and shall have perpetual existence unless these Articles of Incorporation are surrendered, or the Society consolidated, merged or dissolved as authorized by law.

                                   ARTICLE 4

     Purposes and Objectives. The purposes and objectives of this Society shall be threefold. First, to seek as members individuals of exemplary habits and good moral character who desire to join together for mutual benefit and protection. Members of this Society share certain values and aspire to achieve shared fraternal ideals through their family, civic, charitable and patriotic activities. The Society shall engage in and support activity consistent with these fraternal ideals. Through a commitment to family values, we become more dedicated family members; through volunteerism, we strive to be better friends and neighbors; through a patriotic allegiance, we pledge to be better and more dedicated citizens. Second, to issue to its members, either with or without medical examination, certificates providing for such benefits as may be authorized by the Constitution and Laws and in accordance with the laws governing fraternal benefit societies. And, Third, to engage in any and all other business allowed by law, consistent with the above purposes and objectives.

                                   ARTICLE 5

     Supreme Governing Body. The Society's supreme governing body shall be known as the "National Convention," which shall be composed of its elective officers, members of elective committees who are ex officio delegates thereto, and such other delegates as are now elected or as shall hereafter be provided for and elected under the provisions of its Constitution and Laws.

     Regular meetings of the National Convention shall be held as often as once in each four calendar years at such times and places as may be determined by the President of the Society. Special meetings or referenda may occur as provided by the Constitution and Laws of the Society.

                                   ARTICLE 6

     Constitution and Laws. This Society shall have the power, through its National Convention or Board of Directors, to provide a Constitution and Laws; to provide rules and regulations for its own government and that of its lodges and members and certificate holders; to alter and amend the same at any session of the National Convention or meeting of its Board of Directors; to provide for the organization of subordinate, subsidiary or affiliated entities such as local lodges and Jurisdictional Conventions and prescribe the laws, rules and regulations for their government; and, to do all other acts and things necessary to carry out the purposes and objectives for which it is organized.

                                   ARTICLE 7

     Membership.

     (a) Benefit Members. A benefit member is a person who meets the qualifications set forth in Article 4 above, or is a member of a group and who has been accepted for membership. Each member shall also be a member of a subordinate body of the Society (lodge), provided, the person shall pay applicable fraternal dues as shall be provided by the National Convention or by the Board of Directors. Benefit members shall be divided into the following classes:
          (1) Adult Benefit Members. A person who is accepted for membership and who is either sixteen years of age, or older, or not considered a minor in their state of residence shall be an adult benefit member of the Society.

          (2) Youth Benefit Members. A person who is accepted for membership and who is under sixteen years of age shall be a youth benefit member of the Society. Such members shall have no voice or vote in the management of the Society.

          (3) Associate Benefit Members. A person who is accepted for membership as a member of a group subscribing to a benefit certificate shall be an associate member of the Society. Such member shall have those rights of membership as may be provided in the benefit certificate or by the Board of Directors.

     (b) Good-Standing Benefit Members. A good-standing benefit member is one who has made all payments, including applicable fraternal dues, according to the terms of the benefit certificate or under this Constitution and Laws. Benefit members of the Society who are not in good standing shall not hold any office in the National Convention or any of the subordinate bodies of the Society, nor attend or participate in any business, social or other meeting thereof which is limited to good standing members.

     (c) Social Members. A person who has been accepted for social membership and who meets the qualifications set forth in Article 4 above and who does not hold a good standing benefit certificate is a social member of the Society, provided the required dues are paid to the Society, at its Home Office, as set by the Board of Directors. Social members shall not be eligible to hold any office in, or be a member of, the National Convention, or any Jurisdictional Convention, or have any voice in the election of delegates to same.

                                   ARTICLE 8

     SUBORDINATE BODIES, SUBSIDIARIES AND AFFILIATED ENTITIES. The subordinate bodies of the Society shall be Jurisdictions, Lodges, Circles and Youth Lodges. The subsidiaries of the Society shall be those entities established by it. The affiliated entities of the Society shall be fraternal, camp and lodge-hall corporations.

     Every adult good-standing benefit member is assigned to a lodge and can participate in lodge meetings and activities. Each lodge is located within a defined geographical area called a Jurisdiction. Lodges elect delegates who attend Jurisdictional Conventions which are held every two years.
Jurisdictional Conventions elect representatives who attend a National Convention which is held every four years.

                                   ARTICLE 9

     Amendments. These Articles of Incorporation may be altered or amended at any meeting of the National Convention by two-thirds vote of the members constituting the same, or at any meeting of the Board of Directors by a two-thirds vote of the members thereof.


                             CONSTITUTION AND LAWS
                             Revised August 1, 2001

ARTICLE 1

The National Convention

SEC. 1. NAME. The supreme legislative and governing body of the Society shall be known as the National Convention.

   Sec. 2.  Powers
   ---------------

     (a) JURISDICTION AND POWERS. The National Convention shall have plenary, original and appellate jurisdiction in all matters pertaining to the Society and its general welfare. It shall have the power to enact laws for its own government, the government and management of the Society in general, and of its subordinate bodies and subsidiaries. It shall be the sole judge of its elections and the qualification of its own officers and members.

     (b) POWER TO SUSPEND OR REMOVE ITS OFFICERS AND MEMBERS. It may, by itself when in session, or through the Board of Directors when the National Convention is not in session, by a two-thirds vote of either body, suspend or remove any of its officers or members for violating any of the laws of the Society or doing any other act or thing which tends to bring reproach upon the National Convention, the Society, or any of its officers or members, or for any other good and sufficient cause. Any officer or member suspended or removed by the Board of Directors may appeal to the Judiciary Committee and National
Convention, as provided in Article 1, Sec. 2(a) and Article 9 of this Constitution.

SEC. 3.  COMPOSITION.

     (a) MEMBERS OF THE NATIONAL CONVENTION. The National Convention shall be composed of the Board of Directors, the members of the Judiciary and Legislative Committees, Jurisdictional Presidents, Junior Past Presidents and Representatives from Jurisdictions, each of whom shall be a representative in the sessions of the National Convention and entitled to one vote therein.

     (b) ALTERNATE MEMBERS OF THE NATIONAL CONVENTION. In case a Jurisdictional President, a Junior Past President, or a Representative from any Jurisdiction is unable to attend the National Convention, then the Vice
President, the Past President most recently elected or an alternate Representative from such Jurisdiction, respectively, if otherwise qualified, shall be certified by the Credentials Committee as a member of that session of the National Convention with all the powers and privileges of his principal, provided that notice requesting the substitution is received in the Home Office at least fourteen (14) days in advance of the opening date of the Convention. No person shall be certified as an alternate member of the National Convention except as herein provided.

     (c) SUSPENSIONS. Any officer or member of the National Convention, any Jurisdictional Officer, Past President of a Jurisdiction, Representative of a Jurisdiction, or an alternate thereto, who is not a good standing benefit member, shall thereby forfeit all rights and privileges of such office, and such office shall be declared vacant by the President of the Society.

SEC. 4.   OFFICERS OF THE  NATIONAL CONVENTION.   The officers  of the  National
Convention shall be the same persons as comprise the Board of Directors of the Society.

SEC. 5.  SESSIONS AND QUORUM OF THE NATIONAL CONVENTION.

     (a) REGULAR SESSIONS. Regular sessions of the National Convention shall be held every four years in the odd-numbered years beginning in 1965, at such time and place as may be selected by the Board of Directors. Sessions of the National Convention may be postponed in the event of war or other National emergency.

     (b)  SPECIAL SESSIONS.

                 (1) Special sessions may be called by the President at any time and place, when authorized by two-thirds of the entire Board of Directors. Special sessions shall be called and convened by the President, within sixty days, at such time and place as may be set forth in a demand therefor in writing by at least two-thirds of the entire Board of Directors.

                 (2) Special sessions shall have all the authority and powers possessed by regular sessions, and shall be composed of the members of the Board of Directors, the Judiciary Committee, Jurisdictional Presidents, Junior Past Presidents, and the Representatives from Jurisdictions who attended or were entitled to attend, the last regular session.

     (c) QUORUM. A majority of the representatives entitled to sit in any session of the National Convention shall constitute a quorum. A simple majority of those present and voting shall be sufficient to decide all motions and other issues rightly before it, except as otherwise provided in this Constitution and Laws.

SEC. 6.  NATIONAL CONVENTION COMMITTEES.

     (a) SPECIAL COMMITTEES. At the commencement, of and during each session, of the National Convention, the President may appoint such special committees among the members of the National Convention as he may deem necessary, to serve during that session only.

     (b) STANDING COMMITTEES. There are hereby created the following standing committees of the National Convention, the members of which shall be appointed by the President on the last day of each regular session to serve until the close of the succeeding regular session and whose duties shall be as herein enumerated:

          (1) COMMITTEE ON LEGISLATION. The Committee on Legislation shall be composed of fifteen members of the National Convention session at which they are appointed and who shall perform the duties set forth in Art. 10, Sec. 1(b) of this Constitution. The Society's General Counsel shall serve as an Ex-Officio member of the committee.

          (2) JUDICIARY COMMITTEE. The National Convention shall elect not fewer than five nor more than seven members of the National Convention who shall possess the same qualifications as officers of the National Convention to be known as the Judiciary Committee. No person shall serve for more than two consecutive terms. Said Committee shall elect one of its members as Chairman and one as Secretary and notify the President and Secretary of the Society thereof.

          (3) ADDITIONAL STANDING COMMITTEES. The President shall have authority to appoint such other standing committees from among the adult benefit members of the Society and/or the then-members of the National Convention as the President shall see fit, to assist the National Convention in the transaction of any of its business.

          (4)  TERM OF  OFFICE.   The  term  of office  of  the members  of  all
     standing committees of the National Convention shall be until the adjournment of the next regular session of the National Convention. No person may serve consecutive terms on the same committee unless serving by virtue of his or her office, except members of the Judiciary Committee who may serve up to two consecutive terms.

     (c)  VACANCIES.   Vacancies  occurring on any  of the  standing or  special
committees of the National Convention, or any other Committee herein authorized, may be filled by the President.

     (d) ADDITIONAL QUALIFICATIONS OF COMMITTEE MEMBERS. No person shall be appointed to, or remain a member of, a special or standing committee of the National Convention, or any other committee created and/or authorized by this Constitution and Laws, unless he be a good standing adult benefit member of the Society.

Sec. 7. EXPENSES OF MEMBERS.   The members of  the National Convention shall  be
paid their reasonable expenses for attending the sessions of the National Convention.

Sec. 8.  NATIONAL CONVENTION MEMBERSHIP QUALIFICATION AND DISQUALIFICATION.

     (a) QUALIFICATION OF NATIONAL CONVENTION OFFICERS AND MEMBERS OF THE JUDICIARY COMMITTEE. No person shall be elected by the National Convention as an officer thereof, or as a member of the Judiciary Committee, nor be appointed thereto, nor hold such office unless he be an adult benefit member of the Society in good standing and be, or has been, a member of the National Convention, a State Manager, a Field Manager, a Vice President of the Society, or an adult member in good standing who has applied for and obtained a waiver of these qualifications by a two-thirds vote of the Board of Directors.

     (b) DISQUALIFYING OCCUPATIONS AND EVENTS. Any person who violates any insurance statute or regulation or any federal or state criminal law that would preclude or prohibit his or her employment by the Society or who becomes, or has been, within the year immediately preceding, an officer of, or holder of a position of trust with any other fraternal beneficiary society or life insuring institution shall be ineligible to become or remain an officer of the National Convention or any of the subordinate bodies of the Society or to be a delegate to the National Convention or Jurisdictional Convention. Provided, however, that regarding individuals who held a position with another fraternal or life insurance institution who became members of the Field Force may, within said time, become secretaries of Lodges and Youth Lodges of the Society; and provided further, this shall not be construed as disqualifying any person who is an attorney or physician employed occasionally or temporarily by any such life insuring institution and shall not disqualify a person employed by another Society that merges with this Society, if such persons are otherwise qualified.

SEC. 9.  METHOD OF ELECTION, TERM OF OFFICE AND INSTALLATION.

     (a) ELECTION BY BALLOT. The election of all officers of the National Convention and the members of the Judiciary Committee shall be by ballot, at such time during the session designated therefor as the National Convention may determine. Said election shall be decided by a majority of all the votes cast. No vote may be cast by proxy. After the third ballot, if the results should not be determined, all names shall be dropped except the three receiving the highest number, and on the fifth ballot, all except the two highest. No motion, except to take a necessary recess, shall be entertained during said election.

Vacancies occurring on the Judiciary Committee may be filled by the President and such qualified persons so chosen shall serve during the unexpired term and until their successors are elected and qualified.

     (b) TERM OF OFFICE. The election of the officers of the National Convention and of the members of the Judiciary Committee shall be held at the regular session of the National Convention and shall be for a term of four years. The said officers and members of the Judiciary Committee shall serve until their successors are elected and qualified.

     (c) INSTALLATION OF OFFICERS. The officers of the National Convention and the members of the Judiciary Committee shall be installed by the President, or by anyone he may designate.

SEC. 10. ORDER OF BUSINESS. At all sessions of the National Convention business shall be taken up in the order established by the President. The order of business may be transposed by the presiding officer at any time, as occasion may require.

SEC. 11. RECORDING AND PUBLISHING PROCEEDINGS. The Secretary shall record all the proceedings of the National Convention. A synopsis of the proceedings of the National Convention, including all affirmative actions thereof, shall be published in the official publication of the Society.

ARTICLE 2

THE BOARD OF DIRECTORS

SEC. 1. COMPOSITION. The Board of Directors shall be composed of the Chairman, President, Executive Vice President/Fraternal, Executive Vice President/Operations and Secretary, Executive Vice President/Finance and Treasurer, and ten (10) additional members, at least seven of whom shall not be current or retired Home Office or Field Associates of the Society, and who shall be officers of the National Convention and shall be elected for four-year terms. The Board of Directors may appoint additional Executive Vice Presidents as may be deemed necessary to manage the Society.

SEC. 2.  DUTIES AND POWERS.

     (a) POWERS. All power and authority of the National Convention, when not in session, shall be vested in the Board of Directors, except as herein elsewhere provided.

     (b) EXAMINE TRANSACTIONS OF ITS MEMBERS. The Board of Directors may examine the transactions of its members at any time and shall receive such reports from its members as are required of them in this Constitution and Laws. It shall transact any other business rightfully before it.

     (c)  AUTHORITY.   It shall  have the  authority  to act  on behalf  of  the
National Convention between regular meetings of the National Convention; provided, that any amendment to these Constitution and Laws so enacted by it shall be enacted by a two-thirds vote and shall not be in force and effect until approved by two-thirds of the members of the National Convention, at a special or regular session thereof, or by means of a referendum.

     Legislation and other matters may be adopted by means of a referendum submitted by mail to qualified members of the National Convention when the same is approved as herein provided. Qualified members, for purposes of a referendum, shall be those members of the last regular session of the National Convention who are eligible to act in the capacity as a member of the National Convention at the time of the referendum.

     The Board of Directors shall have authority to make rules and regulations for the orderly operation of Lodges and Jurisdictions which shall include, but not be limited to, changes in the By-Laws and Rules of Order of subordinate units of the Society, provided such changes do not conflict with this Constitution and Laws.

     (d) POWER IN EVENT OF TAXES AND ADDITIONAL PAYMENTS. In the event any state, or other taxing authority, shall place any levy, tax or other charge upon any benefit certificate of membership issued by the Society and/or on any payments made by members, the Board of Directors and/or the National Convention is hereby authorized to add such amount, or any part thereof, to the payments otherwise prescribed by the Society for any such certificates subject thereto, and the Board of Directors and/or the National Convention may direct that the amount of such levy, tax or charge shall be a lien on the proceeds of any such certificates, or if a refund is made it may be deducted therefrom, in both cases with interest thereon at the rate of 5 per centum per annum, compounded annually.

     (e)  FUNDS OF THE SOCIETY.  The funds of the Society shall be as follows:

          (1) INSURANCE FUND. The Insurance Fund shall be a sum equal to the liability of the Society in connection with all benefit certificates and accrued expenses in relation to such certificates, together with an additional special reserve for fluctuation of assets, mortality, morbidity, interest earnings and expense, not to exceed ten per cent of such liabilities. The Board of Directors may provide for the establishment and operation of one or more separate accounts and issue contracts on a variable basis providing for the dollar amount of benefits or other contractual payments or values thereunder to vary so as to reflect the investment results of such separate accounts.

          (2) FRATERNAL FUND. The Fraternal Fund of the Society shall consist of all of the assets of the Society, except those set forth in subsection
     (1) hereof. The liabilities of the Fraternal Fund shall be all liabilities of the Society except those in connection with benefit certificates and accrued expense in connection with such benefit certificates.

   Sec. 3.  Meetings

     (a) REGULAR. The Board of Directors shall hold regular meetings at least semi-annually on such dates and at such places as may be determined by it.

     (b) SPECIAL. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, at such times and places as either shall determine, whenever either of them deem it necessary for the good of the Society, and shall be called whenever five members of the Board of Directors, in writing, request the same.

     (c) QUORUM. A majority of the members of the Board of Directors shall constitute a quorum at all meetings, but the affirmative vote of a majority of the entire membership thereof qualified to vote thereon shall be required to determine all issues rightfully before it, except as provided to the contrary in this Constitution and Laws.

SEC. 4. RULE MAKING POWERS, STANDING AND SPECIAL COMMITTEES. The Board of Directors may adopt rules under which it may operate and discharge its duties. No roll call vote shall be required on any issue except in the discretion of the Chairman or upon the request of three or more members of the Board. The Chairman may appoint committees of the Board to expedite work and matters before it for consideration. Two standing committees shall be the Audit and Compensation Committees, appointed on an annual basis and comprised of no fewer than three nor greater than seven Board members who are not members of the Executive Committee and are not current or retired Home Office or Field Associates of the Society. The senior member of each committee shall serve as chairman, unless members of the committee by a two-thirds vote elect a different member as chairman.

     (a) AUDIT COMMITTEE. This committee shall transact all business and perform such duties as may be required of it by the National Convention, the Board of Directors, and/or the President and shall otherwise perform oversight and review as it shall determine to be appropriate in the proper exercise of its sound judgment and discretion. This committee shall examine the books, financial records, bank accounts and all other documents relating to receipts and disbursements of the Society under guidelines established by the Board of Directors. This committee and/or the Board of Directors may, in their discretion, order an examination or audit, in whole or in part, of the affairs of the Society by an independent agency as often as it shall see fit, and shall do so if the Insurance Department of the State of Nebraska shall fail to do so at such intervals as required.

     (b) COMPENSATION COMMITTEE. This committee shall initiate and certify to the Board for its approval and ratification the regular and supplemental compensation and benefits of all elected Executive Officers and Directors. No Executive Officer or Director shall vote to approve a recommendation of this committee involving his or her regular or supplemental compensation or benefits.

     (c) DELEGATION OF POWERS. The Board of Directors may delegate any of its powers, authority or duties it is required to perform to any standing or special committee or to any officer of the Society upon such terms or direction as the Board may determine.

SEC. 5. VACANCY IN DIRECTORATE. A vacancy occurring on the Board of Directors may be filled by nomination and election by the Board of Directors at any regular or special meeting thereof, and a successor director so chosen shall serve during the unexpired term and until a successor is elected and qualified.

SEC. 6.(a) PROCEDURE IN EVENT OF VACANCY IN OFFICE OF PRESIDENT. In the event of the death, total and permanent disability, resignation, suspension, retirement or removal of the President, then the Chairman of the Board of Directors, Executive Vice President, Secretary or Treasurer, in that order, shall immediately call a special meeting of the Board of Directors who shall elect a President to serve during the unexpired term or during the period of such suspension. Until the special meeting of the Board of Directors, the Executive Vice President shall be ex officio President. Election hereunder shall conform to the method set forth in Sec. 5 of this Article.

     (b) PROCEDURE OF DETERMINING DISABILITY, SUSPENSION OR REMOVAL OF MEMBERS OF THE BOARD. The Board of Directors shall determine when any member of the Board is totally and permanently disabled, or should be suspended or removed from office. Any decision by the Board of Directors that any member is totally and permanently disabled, or should be suspended or removed from office, shall be by an affirmative vote of not less than two-thirds of the total membership of the Board.

SEC. 7.   CONFLICTS  OF INTEREST.   The  Board of  Directors shall  establish  a
Conflict of Interest Policy.   Any Board member  violating such policy shall  be
suspended or removed as the Board shall determine.

ARTICLE 3

OFFICERS OF THE NATIONAL CONVENTION

                            THEIR DUTIES AND POWERS

SEC. 1.   OFFICERS OF THE  NATIONAL CONVENTION.   The officers  of the  National
Convention shall be the same persons as comprise the Board of Directors of the Society.

SEC. 2. EXECUTIVE OFFICERS. The Executive Officers of the Society shall be its President, Executive Vice President/Fraternal, Executive Vice President/Operations and Secretary, and Executive Vice President/Finance and Treasurer. At the first meeting of the Board of Directors each year, each Executive Officer shall file with the Secretary a report of all transactions engaged in or supervised by that Executive Officer on behalf of the Society during the preceding calendar year. A copy of each report shall be furnished to all members of the Board of Directors.

     The specific duties of the Executive Officers shall be as described in this Constitution and Laws, and in the Duties of the Executive Officers which are attached to this Constitution and Laws and may be modified as noted therein.

SEC. 3.  CHAIRMAN OF THE BOARD OF DIRECTORS.

     (a)  PRESIDE OVER BOARD OF DIRECTORS.   The Chairman shall preside over the
meetings of  the Board  of Directors.    In the  absence  of the  Chairman,  the
President shall preside.

     (b)  ADDITIONAL DUTIES.      The Chairman  shall  perform  such  other  and
additional duties as may be assigned by the Board of Directors and/or the President, upon such terms and conditions as may be agreed upon.

SEC. 4.  BONDS OF OFFICERS AND EMPLOYEES.

     FIDELITY BOND. The Board of Directors and/or the President shall procure and maintain in force surety bonds on such officers and employees of the Society in such form and at least in such amount as required and specified by the Nebraska Department of Insurance.

SEC. 5. EXECUTION OF CONTRACTS. The President and any one of the remaining Executive Officers or in the absence of the President any two of the remaining Executive Officers of the Society shall have full power and authority to execute all contracts, documents and obligations which shall be necessary or desirable for the conduct of the Society's affairs when duly authorized to do so. Provided that the Board of Directors or the Executive Committee may authorize other officers of the Society to execute documents which affect their areas of operation, subject to such directions and limitations as the Board or Executive Committee may establish.

SEC. 6. INDEMNIFICATION OF OFFICERS AND EMPLOYEES. Every officer or employee and every former officer or employee of the Society shall be indemnified against losses or judgments assessed against him by a court of competent jurisdiction and for expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of serving this Society, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be guilty of fraud, gross negligence or malfeasance in the performance of duty.

ARTICLE 4

STANDING COMMITTEES OF THE SOCIETY

SEC. 1. NAMES AND COMPOSITION. The Standing Committees of the Society shall be the Executive Committee and the Investment Committee and they shall be composed of the Executive Officers of the Society.

SEC. 2.  EXECUTIVE COMMITTEE.

     (a) CONTROL OVER HOME OFFICE ASSOCIATES. The Executive Committee shall have supervision over the employment, duties, compensation and general welfare of all persons employed by the Home Office, but may delegate such duties as it shall deem advisable; provided, that no person, other than a member, shall be employed in any capacity by the Society.

     (b) CONTROL OVER OTHER MATTERS. The Executive Committee shall have control over all matters involving the Society not delegated to the President or to another officer or to a Standing Committee of the Society or to a National Convention Committee and not inconsistent with the powers of the Board of Directors.

SEC. 3. INVESTMENT COMMITTEE. The Investment Committee shall have full control over the invested funds of the Society. All moneys of the Society, except such amounts as may be necessary to pay current obligations, shall be invested by the Committee in such investments as are, or hereafter may be, authorized by applicable law. The Committee shall have authority to take any action in respect to such investments as it shall deem necessary or prudent, and may delegate any such duties as it shall deem advisable.

SEC. 4.   CHAIRMAN  AND SECRETARY  OF STANDING  COMMITTEES.   The President  and
Secretary of the Society shall be, respectively, the Chairman and Secretary of the Standing Committees of the Society.

SEC. 5.   MEETINGS OF STANDING  COMMITTEES.  Standing  Committees shall meet  at stated times or on notice to all by the Chairman thereof or by a majority of their own number.

SEC. 6.  RULES GOVERNING STANDING COMMITTEES.

     (a) RULE MAKING POWERS. Standing Committees shall have the power to make rules for the conduct of their affairs and to facilitate the discharge of their duties, subject to the power in the Board of Directors to alter or prescribe other or additional rules. A majority of the members of any such Committee shall constitute a quorum, but no action of any such Committee shall be binding upon the Society unless taken by an affirmative vote of at least a majority of the entire membership of such Committees.

     (b) STANDING COMMITTEES TO REPORT. Standing Committees shall report their formal actions to each regular session of the National Convention and the annual meeting of the Board of Directors, in writing.

     (c) ALTERNATES. All Standing Committees shall have authority, in their discretion, to designate a sufficient number of alternates to serve in the absence of a member or members thereof. Alternates shall have full authority to act in the absence of their principal when called upon to do so by the Chairman or a majority of the members of the Committee.

ARTICLE 5

JURISDICTIONS

SEC. 1.  THEIR ESTABLISHMENT AND TERRITORIAL LIMITS.

     (a) ESTABLISHED JURISDICTIONS. The territory in which this Society is authorized to do business shall be divided into units known as Jurisdictions based on the guidelines established in this Article. A list of Jurisdictions is included in the Jurisdictional By-Laws which are attached to the Constitution and Laws.

Except as otherwise provided, the Board of Directors shall have authority to assign members of the Society not residing in any Jurisdiction to a Jurisdiction.

     (b) ESTABLISHMENT OF JURISDICTIONS. Whenever there shall be 4,000 beneficiary members in any state or combination of states, upon notification thereof by the President and Secretary of the Society, the National Convention or Board of Directors, may establish a Jurisdiction. Additional Jurisdictions may be established or subdivided, provided, that any state, portion of a state or states, formerly a part of a Jurisdiction, shall be merged into one or more Jurisdictions adjacent thereto. The District of Columbia shall be regarded as a state.

     (c) ABOLITION OF JURISDICTIONS. The Board of Directors shall vacate any Jurisdiction which has less than 4,000 beneficiary members on November 30 for two consecutive years. The state, portion of a state or states comprising a Jurisdiction thus abolished shall be merged into or attached to one or more Jurisdictions adjacent thereto. When so abolished and merged, all Jurisdictional offices shall stand vacated except Past Presidents.

     (d)  JURISDICTIONAL FUNDS.   Whenever  any Jurisdiction  is created  and/or
abolished, as provided in this Section, the funds and all other property of the Jurisdiction affected thereby shall be distributed and/or divided as follows:

          (1) NEWLY CREATED JURISDICTIONS. The funds of any Jurisdiction from which a new Jurisdiction is created shall be divided in proportion to the number of benefit members residing within the territory of the new Jurisdictions and the number residing in the Jurisdiction affected by any such subdivision thereof.

          (2) ABOLISHED JURISDICTIONS. The funds of any Jurisdiction which has been abolished shall be divided between the Jurisdictions into which its former territory is merged in proportion to the number of benefit members residing within that part thereof so merged.

     (e) PAST PRESIDENTS. No member shall be a Past President of more than one Jurisdiction at any one time. Past Presidents shall be such only with respect to the Jurisdiction in which they were elected, providing they hold membership in and pay fraternal dues to a Lodge located therein. All Past Presidents moving from the Jurisdiction, but retaining their membership and paying fraternal dues in a local lodge of the Jurisdiction, shall be entitled to attend all Jurisdictional Conventions and have all the rights and privileges in the
Jurisdictional  Conventions   as  any   Past  President   residing  within   the
Jurisdiction.

     (f) NOTICE TO ALL LODGES AFFECTED. The Secretary of the Society shall notify the Secretary of every Lodge affected by the establishment and/or abolition of any Jurisdiction at least sixty days prior to the time fixed for the convening of any such Jurisdictional Convention, giving the time, date and place thereof, which shall be fixed by the President of the Society.

SEC. 2.  COMPOSITION OF JURISDICTIONAL CONVENTIONS; MEMBERS TO MAKE REPORTS.

     (a) COMPOSITION. Each Jurisdictional Convention shall be composed of its officers, its representatives to the last regular session of the National Convention; and the following, each of whom shall be a good standing member of a Lodge located in the jurisdiction: Past Jurisdictional Presidents, delegates from Lodges located therein, and the State Manager from each state or division thereof. Each of the foregoing shall be entitled to one vote on matters considered by the Jurisdictional Convention. No person may be a delegate from more than one Lodge, nor be a representative to more than one Jurisdictional Convention each biennium.

     (b) MEMBERS OF JURISDICTIONAL CONVENTIONS TO MAKE REPORTS. All members of Jurisdictional Conventions shall report to their respective Lodges at the next regular meeting thereafter concerning the actions of the Jurisdictional Convention attended by them.

SEC. 3. JURISDICTIONAL OFFICERS, THEIR DUTIES AND POWERS. Jurisdictional Officers, their Duties and Powers are described in the Jurisdictional By-Laws which are attached to the Constitution and Laws and which may be modified by the National Convention or the Board of Directors.

SEC. 4. REPRESENTATIVES TO THE NATIONAL CONVENTION FROM JURISDICTIONS AND ALTERNATES THERETO. The President and the Junior Past President of Jurisdictions shall, by virtue of their offices, be representatives to the National Convention and shall be the sole representatives of Jurisdictions comprising a single state with more than 4,000 but fewer than 7,000 beneficiary members. Each such Jurisdiction shall be entitled to an additional representative for each succeeding 4,000 such members or three-fourths fraction thereof within said Jurisdiction in excess of the first 4,000 such members.

     Jurisdictions comprised  of  more  than one  state  shall  be  entitled  to representatives in  addition  to the  President  and Junior  Past  President  as follows: one representative from each state within its territorial limits having at least 1,000 beneficiary members therein, except the state wherein the President resides, plus one representative-at-large for each succeeding 4,000 such members or three-fourths fraction thereof within said Jurisdiction in excess of the first 4,000 such members. Benefit membership shall be determined by the records of the Secretary of the Society as of November 30th immediately preceding any regular session of the Jurisdictional Convention.

     Each Jurisdictional Convention in regular session shall elect its Representative(s) to the National Convention, and a like number of alternates. The Secretary of the Society shall mail to the Jurisdictional Presidents and Secretaries in ample time, a statement showing the number of benefit members within their Jurisdiction as of the 30th day of November next preceding and the number of Representatives to the National Convention, if any, their Jurisdiction is entitled. Benefit members of the Society who are benefit members of subordinate bodies located within any Jurisdiction shall be regarded as living within the same for all purposes hereof.

SEC. 5. JURISDICTIONAL SESSIONS, QUORUMS, AND EXPENSES. Provisions describing Jurisdictional Sessions and quorum requirements are set forth in the Jurisdictional By-Laws which are attached to the Constitution and Laws and which may be modified by the National Convention or the Board of Directors. The Board of Directors shall establish guidelines for the payment of Jurisdictional expenses, shall establish rules and procedures for the payment of dues of not less than 50 cents nor more than $1.25, or as established by the Board, on every adult benefit member within a Jurisdiction which shall be deducted from fraternal dues paid by every adult benefit member of the Jurisdiction, and shall establish amounts, rules and procedures for additional funds, including a member proration, to be allocated to support the Jurisdictions.

ARTICLE 6

LODGES AND YOUTH LODGES

SEC. 1. LODGES AND MEMBERS THEREOF. Lodges and Youth Lodges are subordinate bodies of the Society. They shall exist only by the issuance of a charter signed by the President and Secretary of the Society. All benefit and social members of the Society shall be members of the lodge into which they are assigned, or into which they are transferred, subject to Articles 4 and 7 of the Articles of Incorporation.

     (a) YOUTH LODGES. Youth Lodges shall be composed of the benefit members of the Society who have not attained the age of sixteen years. They may be divided and given such names or designations as shall seem appropriate to the Board of Directors.

     Every chartered Youth Lodge, with the permission of the President of the Society, may be attached to and shall become the responsibility of a Lodge. Youth members not of sufficient number to be chartered may be assigned to a Lodge or transferred into another Youth Lodge, as the President shall determine. When so assigned, the Lodge Secretary and Treasurer, as the case may be, shall serve the Youth Lodge and/or members in the same capacity. Funds of Youth Lodges shall be handled in the same manner as funds of Lodges, except that the Treasurer shall keep a separate account appropriately named to reveal its ownership. No funds of a Youth Lodge shall be used for any purpose other than a Youth program sanctioned by the Society.

     A program of Youth activities and rules and regulations for their government, including officers thereof, shall be promulgated and prescribed by the President of the Society subject to the approval of the Board of Directors and consistent with this Constitution and Laws.

     The presiding officer of each Lodge to which any Youth Lodge and/or youth members are attached, shall appoint a Program Director to direct the same in their activities, subject to the approval of the President of the Society.

     (b) TRANSFER OF YOUTH MEMBERS TO LODGES. All Youth members of the Society, upon attaining the age of sixteen years, shall be transferred to the Lodge to which they or their Youth Lodge is attached, or, if not so attached, to the nearest Lodge unless they shall request to be transferred elsewhere, subject to the provisions of this Constitution and Laws. The Secretary of the Society shall keep such records as are necessary to accomplish the foregoing.

     (c)  SUPERVISORY POWER OF  NATIONAL CONVENTION OR  BOARD OF DIRECTORS  OVER
ALL LODGES.   The National Convention  or the Board  of Directors may  prescribe rules and regulations to permit and facilitate any or all of the following:

          (1)  The consolidation or merger of Lodges;

          (2)  Joint meetings of adult members under a common ritual;

          (3) The organizing, creating and establishing, on a local basis within Jurisdictions, of Log Rolling Associations and District Meetings;

          (4)  The orderly operations of Lodges.

SEC. 2.  NEW LODGES AND YOUTH LODGES.

     HOW CHARTERED. New Lodges and Youth Lodges may be chartered when at least twenty good standing benefit members are secured. No charter shall be issued to Youth Lodges until at least twelve of the required number have attained the age of eight years. Upon attaining charter strength, a charter and all necessary supplies shall be forwarded by the Secretary of the Society to all new Lodges and Youth Lodges.

SEC. 3. FRATERNAL DUES. The term "fraternal dues" shall mean dues incident to membership in a local lodge of the Society. Each member of a Lodge shall have the obligation to pay dues for the support of that Lodge. The amount of fraternal dues shall be established by the Board of Directors, and shall be payable with the certificate payment or in such other manner as determined by the Board of Directors.

     The amount of the dues payable to a Lodge in excess of the standard dues set by the Board of Directors shall be established by the members of the Lodge, pursuant to Sec. F, Division B, of the Lodge By-Laws.

     Fraternal and Lodge dues shall be payable to the Society with certificate payments or as determined by the Board of Directors, and may be deducted from refunds, if any, payable to a beneficiary whose certificates are paid up, or whose payments have been waived pursuant to contract. Dues collected by the Society shall be transmitted to each lodge where membership is held.

SEC. 4.  POWERS AND DUTIES OF LODGES.

     (a) POWER AND LIMITATIONS. Lodges shall have only such powers as are given them by this Constitution and Laws. The By-Laws prescribed for their government, and this Constitution and Laws, shall govern them in all their transactions.

     (b) DUTIES. Every Lodge shall receive all members using the prescribed ritual of introduction. They shall not deviate from the prescribed ceremony of introduction, nor perform same with any person present who is not entitled to remain, except that officers of the National Convention shall have the right to be present at any Lodge during the ritual of introduction.

     (c) ADDITIONAL LIMITATIONS. No Lodge shall organize any corporation, association, or other entity for the purpose of holding title to or managing any of its property without prior written approval of the President and Secretary of the Society and on such terms and conditions as they may prescribe. Any such entity now in existence shall hold and/or manage all such property subject to this Constitution and Laws and for the sole use and benefit of the Lodge to which it belongs beneficially, or otherwise. All such entities holding legal title to any such property shall also account to the President of the Society as and when he shall direct and shall conform to his directives, even to the extent of dissolution and liquidation.

SEC. 5. OFFICERS OF LODGES, THEIR DUTIES, MEETINGS AND QUORUM REQUIREMENTS OF LODGES. All provisions relating to Lodge Officers, their duties, meetings and quorum requirements are contained in the Lodge By-Laws which are attached to this Constitution and Laws and which may be modified by the National Convention or the Board of Directors. The President of the Society shall appoint the Secretary for each Lodge and may remove any Secretary, with or without cause.

SEC. 6.  ELECTION AND QUALIFICATION OF JURISDICTIONAL DELEGATES.

     (a) At any regular meeting prior to January 31, immediately preceding each regular session or interim session of the Jurisdictional Convention, delegates and a like number of alternates shall be elected thereto in the same manner as the officers of Lodges are elected, and the Lodge Secretary shall immediately certify the same to the Secretary of the Jurisdiction, and to the Secretary of the Society. The Secretary of the Society shall determine if all persons so elected are eligible to serve and certify them to the Jurisdiction by the Secretary of the Society. If any such person is found to be ineligible to serve, the Secretary of the Society shall immediately notify the Lodge, which may elect another delegate or alternate. The Secretary of the Society shall not certify the eligibility of any person whose notice of election is received later than March 1.

     (b) Each Lodge located within the territorial limits of each Jurisdiction and which has not fewer than twenty beneficiary members shall be entitled to representation in the Jurisdictional Convention according to its membership as follows: 20 benefit members--one delegate; one delegate for each additional 100 benefit members up to 500 additional members; one delegate for each additional 200 benefit members between 520 members and 920 additional benefit members; thereafter, one delegate for each additional 300 benefit members.

     The number of such delegates to which any Lodge shall be entitled shall be determined by the records of the Secretary of the Society as of November 30, immediately preceding the election thereof. Alternate delegates to Jurisdictional Conventions shall have the same rights and privileges as their principals, in the absence of the latter.

     The charters of eligible Lodges failing to elect delegates and alternates to the Jurisdictional Convention shall stand suspended. Failure to so elect delegates and alternates to two consecutive Jurisdictional Conventions may result in a forfeiture of Lodge charters and the President of the Society may consolidate said Lodge as provided in this Article.

SEC. 7.  CONSOLIDATION AND MERGER.

     (a) The President of the Society, in his discretion, may consolidate or merge two or more Lodges or Youth Lodges whenever he deems it to be in the best interest of the Society, or he may, under like circumstances, transfer all the members thereof to any other such body, provided satisfactory provision is made for the payment of all liabilities of all such bodies dissolved and consolidated or merged, or whose members are transferred to another such body. The President of the Society shall also have authority, in his discretion, to transfer only part of the members of any such body to another appropriate body without regard to the liabilities of the body from which they are transferred.

     (b) The paraphernalia, badges and all other property, real, personal and mixed, belonging to any Lodge or Youth Lodge dissolved, consolidated or merged, shall become the property of the Lodge or Youth Lodge with which it is consolidated or merged except the charter, rituals, and seal, which shall be forwarded to the President of the Society. The Trustees of the Lodge which has been dissolved, consolidated or merged shall execute all deeds, bills of sale and other documents that may be necessary or required to effect any such transfer of property.

SEC. 8.  SUSPENSION, REVOCATION AND REINSTATEMENT OF CHARTERS.

     (a) Upon the suspension or revocation of the charter of any Lodge or Youth Lodge, the officers thereof shall deliver to the President of the Society, or his duly authorized representative, the charter thereof, seal, rituals, records, moneys and all property of whatever kind or nature, title to which shall immediately vest in the Society. All members of such Lodge or Youth Lodge shall be immediately transferred by the Secretary of the Society to some other appropriate Lodge or Youth Lodge when the charter thereof has been revoked.

     (b) Upon the reinstatement of any suspended charter, all property not disposed of and the proceeds of all property disposed of, together with the charter and records taken at the time of such suspension, shall be restored.

     (c) Fraternal dues belonging to Lodges and Youth Lodges whose charters have been suspended shall be held by the Society until their charters are restored. If said charters are not restored, but are finally revoked, the dues shall be paid to those Lodges or Youth Lodges to which the members are transferred in proportion to the number of such members being transferred.

ARTICLE 7

BENEFIT CERTIFICATES OF MEMBERSHIP

SEC. 1. BENEFIT CERTIFICATE, FORM AND HOW OBTAINED.

     (a)  BENEFIT CERTIFICATE.   A benefit  certificate (which  term includes  a
settlement option contract) creates contractual and membership relationships between the Society and others, as follows:

          (1)  fraternal  membership  in  the   Society  vests  in  the   person
     identified as a member in a benefit certificate or as the payee in a settlement option contract, or a member of a group subscribing to a benefit certificate; and

          (2) contractual rights and privileges as set out in the benefit certificate, and which vest in the owner of the benefit certificate if different from the member.

     (b)  CONTRACTS AND WAIVERS.

          (1) THE CONTRACT. The contract between Woodmen and the owner consists of: the certificate, including any riders, endorsements and amendments; the application and any applications for modification of the certificate which are based upon evidence of insurability; and, the Articles of Incorporation and the Constitution and Laws, including all amendments to each, except that, where required by law, a contract on a variable basis shall be subject to the Articles of Incorporation and Constitution and Laws in force on the date of its issue.

          (2) WAIVER. No officer, employee, or member of the Society, National Convention, or any of its subordinate bodies, or any other person whatsoever, shall have the power, right or authority to waive any of the conditions upon which benefit certificates are issued, or to change, or waive any of the provisions of this Constitution and Laws, nor shall any custom or course of dealing on the part of any person or entity whatsoever, with or without the knowledge of any officer of the Society, have the effect of so changing, modifying, waiving or foregoing such laws or requirements. Each and every benefit certificate is issued only upon the conditions stated in, and subject to, this Constitution and Laws, then in force or thereafter enacted, nor shall the knowledge or act of any employee or field representative of the Society constitute a waiver of the provisions hereof by the Society or an estoppel of the Society.

     (c)  ISSUED IN NAME OF SOCIETY.   All such certificates shall be issued  in
the name of the Society, and shall bear facsimile signatures of the President and Secretary.

     (d) ASSIGNMENT AND ALIENATION OF BENEFIT CERTIFICATE. Nothing contained in this Constitution and Laws shall be construed to limit the right to assignment or alienation by a member of his or her benefit certificate which shall not, of itself, terminate such membership.

     (e) OWNERSHIP OF YOUTH CERTIFICATES. Ownership of a certificate issued to insure the life or health of a youth member shall be under the sole control of the applicant until the member reaches age sixteen; under the joint control of the applicant and the member between the member's age sixteen and the age of majority; and under the sole control of the member after the member's reaching the age of majority. The applicant may, by a writing approved by the Society, transfer the applicant's rights to any person having an insurable interest in the life of the youth member, or to any person as allowed by applicable law. In the event of the death of the applicant before the youth member reaches the age of majority, the Society shall recognize that person who has the duty to support the youth member, and who in fact does support the youth member, as the person who is entitled to exercise the rights of ownership and control which the applicant could have exercised.

SEC. 2.  APPLICATIONS FOR MEMBERSHIP.

     (a) Every application for benefit membership in the Society shall be signed by the applicant. Only duly authorized members of the Society's Field Force shall have authority to solicit such applications. Each application shall be dated as of the date it is signed by the applicant. Youth members shall be admitted to the Society only upon the application of some adult person, under such rules, regulations, and requirements as shall be prescribed by the President or the Board of Directors.

     All provisions of this Constitution and Laws shall apply to youth certificates when the context does not indicate that they apply only to adult certificates.

     (b) All applications for benefit membership must be for a benefit certificate underwritten by the Society.

     (c) The Secretary of the Society shall assign each new member to the appropriate Lodge or Youth Lodge nearest the member's home. A member shall have the right to make a written request to be assigned or transferred to another Lodge under procedures established by the Society. Separate rules shall be established for the transfer of youth members.

     (d) Benefit certificates in the form approved by the applicable regulatory entity and the President shall be issued only upon application for membership as provided in this Section.

SEC. 3.  DESIGNATION OF BENEFICIARIES AND CHANGES THEREOF.

     (a)  DESIGNATION.   The  beneficiary  or beneficiaries,  and  alternate  or
alternates, if any, shall be designated in every benefit certificate.

     (b) CHANGE OF BENEFICIARY. Should any person having such right, desire to change the beneficiary or beneficiaries named in a certificate, he or she may do so by making a written request to the Secretary of the Society giving the name or names of the new beneficiary or beneficiaries. The Secretary shall record the change of beneficiary and acknowledge that it has been received.

The Society shall not be required to ascertain whether or not a certificate is in full force and effect before complying with any such request and acknowledgment of any change shall not be construed as validating any such certificate.

SEC. 4.  CERTIFICATE PAYMENTS.

     ALL MEMBERS REQUIRED TO MAKE PAYMENTS. All certificate payments due shall be made to the Home Office of the Society, on or before the first day of the monthly, quarterly, semi-annual or annual period it is intended to cover. If the reserves of the Society as to all or any class of certificates should become impaired, the Board of Directors may require each certificate owner of the Society to make additional payments equal to the amount of the owner's equitable proportion of such deficiency as determined by the Board, and if the said additional payment shall not be made, it shall stand as an indebtedness against the certificate and draw interest not to exceed five per cent per year, compounded yearly, or alternatively, the owner may consent to a reduction of the corresponding insurance benefit proportionate to the value of the additional contributions; provided, there shall be no personal liability upon any member or upon any applicant for youth certificate for any such additional payments. The provisions of this paragraph shall not apply to contracts issued on a variable basis.

SEC. 5.  PAYMENT TO BENEFICIARIES AND SURVIVING BENEFICIARIES.

     (a) In the event that two or more beneficiaries are designated as herein provided and one or more thereof predeceases the member, or perishes in the same disaster, or otherwise, so that it is not evident as to which died first, or if one or more of said beneficiaries are nonexistent or are unauthorized by the applicable law or under this Constitution and Laws, to receive the benefits under any such certificate, and no new designation of beneficiary has been made by any person entitled so to do, that part of such benefits made payable to any such person shall be paid to the surviving beneficiary or beneficiaries, share and share alike; provided, that should such predeceased beneficiary or beneficiaries be a child or legally adopted child of the member and have a child or children or legally adopted child or children surviving, then, and in that event, that portion of the benefit designated to the predeceased designated beneficiary shall be paid to his or her surviving child or children and legally adopted child or children, share and share alike.

     (b) Should a beneficiary predecease the member, or die simultaneously with the member, so that it cannot be determined which died first, or if the member, having provided that the rights of the beneficiary shall be conditioned upon survivorship of the beneficiary for a specified period of time, and the beneficiary has failed to survive for the specified period of time, then the proceeds of the certificate shall be paid as though the beneficiary had predeceased the member.

SEC. 6.  PAYMENT  OF BENEFITS WHEN ALL  PRIMARY AND ALTERNATE BENEFICIARIES  ARE
DEAD.

     (a) In the event that the member shall be survived by no designated beneficiary to whom benefits can be paid, the benefits due shall be paid in equal shares to the surviving spouse, surviving children and legally adopted children of the member. If there be no surviving spouse, surviving children or legally adopted children of the member, then said benefits shall be paid in equal shares to the nearest living relation of the member in the following order: grandchildren; natural and/or legally adoptive parents; brothers and sisters and grandparents. All blood relatives of the half blood shall share equally with those of the full blood. If the certificate has been absolutely assigned without provision for successor ownership or for reversion to the member at the owner's death, and if the member dies without a designated or valid beneficiary, the benefits provided by the certificate shall be paid to the estate of the assignee of the certificate.

     (b) In the event there are no persons surviving the member within any of the above classes, designated or undesignated, then, and in that event, all of said benefits due under any such certificate shall be paid to the estate of the member.

     (c) If a member dies and no person submits satisfactory proof that he is entitled to the benefit payable, three years from the date of the death of the member said benefit shall be paid to the member's estate or personal representative, if any; otherwise, the benefits, in the absence of any applicable state abandoned property or escheat law, shall revert to the beneficiary fund of the Society, and the Secretary of the Society shall enter upon his books the cancellation of the liability for such benefit.

     (d) In instances where an endowment certificate has matured, or if the named annuitant under an annuity certificate has reached age 100, and no demand has been made upon the Society by any person entitled to receive the benefits from the certificate within a period of three years after maturity, and the efforts of the Society to locate such person have failed, then the benefits shall be paid to the member's estate or personal representative, if any; otherwise, the benefits, in the absence of any applicable state abandoned property or escheat law, shall revert to the beneficiary fund of the Society, and the Secretary of the Society shall enter upon his books the cancellation of the liability for such endowment benefits.

SEC. 7. CONFLICTS BETWEEN CERTIFICATE PROVISIONS AND CONSTITUTION AND LAWS. All affirmative provisions in benefit certificates of membership issued after January 1, 1955 shall prevail in the construction of the members' rights thereunder when there is a real or apparent conflict between said provisions and this Constitution and Laws.

SEC. 8. APPLICABLE CONDITIONS TO CERTIFICATES REGARDING COSTS OF LITIGATION. The following shall apply to every benefit certificate: In the event the Society becomes, or is made a party to any court or other legal proceeding to determine to whom any payment shall be made because of conflicting claims, or otherwise, to the proceeds of a benefit certificate, then all court costs, other necessary costs, including a reasonable fee to the attorney representing the Society, shall be paid out of the amount due under any such certificate. In the event one or more of any such claimants resides in, or is a citizen of, a different state or states from the one in which any such action is initiated, the member and all other persons interested under any such certificate hereby authorize the Society in all such cases to file a bill of interpleader, or any other appropriate action, in the federal or other appropriate court in the district of the residence of either such claimants, against all parties claiming or who may claim, any interest in the benefits due under any such benefit certificate, and each of said claimants is hereby compelled to accept the jurisdiction of said court in any such action, and all such claimants hereby authorize such court to enjoin proceedings by any such claimant in any state court whether commenced before or after any such proceedings in a federal court.

SEC. 9. NO PERSON TO HAVE ANY RIGHTS EXCEPT AS HEREIN PROVIDED. No member, or any other person claiming benefits or rights under any benefit certificate of membership issued by the Society, shall have any rights in, or claim to, any funds of the Society, except as provided in any such benefit certificate and/or this Constitution and Laws.

SEC. 10. MISCELLANEOUS VALUES PAYABLE AT DEATH. At the death of an insured member, the benefits to be paid to the person or persons designated by the member, or to any person identified pursuant to Sec. 5 of this Article, or to any collateral assignee, shall include the contractual benefits provided by the certificate, plus any funds held by the Society in an advance premium deposit fund, and any other funds which the Society shall determine to be payable in respect to or incidental to the certificate at the member's death.

SEC. 11.  TOTAL AND PERMANENT DISABILITY AT AGE SEVENTY.

     (a) When any member of this Society in good standing, who holds a combined benefit certificate, shall have reached the age of seventy years, and shall have become presumably permanently totally physically disabled by reason of old age, and who has made provision for same by contributing at the rate therefor, as set forth in Section 12 of this Article, on application therefor and satisfactory proof thereof being furnished, on blanks provided therefor, to the Secretary of the Society at its Home Office, there shall be paid to said member from the beneficiary fund, less any indebtedness standing against the certificate, an amount equal to 10 per cent of that which would be due under the provisions of this certificate if he were dead and at the end of each year thereafter, if he shall be presumably permanently totally physically disabled by reason of old age, upon making application therefor (on blanks provided for that purpose) during his lifetime a like amount shall be paid to him, less any indebtedness standing against his certificate, for nine consecutive years. In the event he dies before he shall have received the ten payments above provided, the amount remaining unpaid on his certificate, less any indebtedness standing against the certificate, shall be paid to his beneficiary; provided, no sum shall be paid to said member unless he executes a release to the Society for the portion thereof so paid.

When any such member shall have become presumably permanently totally physically disabled by reason of old age, the Society may make a cash settlement with such member in lieu of the payment of the annual installments above mentioned.

     (b) The payment of any installment or installments on a certificate by the Society to the owner of said certificate does not bind the Society for further payments unless the member has continued to be presumably totally disabled and has continued the payments of the rates prescribed in Section 12 of this Article.

SEC. 12.  PLAN OF APPORTIONMENT AND READJUSTMENT OF THE SOCIETY.

     (a) The Society's plan of apportionment and readjustment identified by the signatures of W. A. Fraser, Sovereign Commander, John T. Yates, Sovereign Clerk, and attested by the Seal of the Society and marked "Filed July 23, 1919, John T. Yates, Sovereign Clerk" and now on file in the office of the Secretary of the Society, the tables of rates as adopted by the Sovereign Camp at Atlanta, Georgia, at its 1917 session and at Chicago, Illinois at its 1919 session, and the provisions of Section 60 of the Society's Constitution, Laws and By-Laws as enacted at Chicago, Illinois, July, 1919, subsequently amended and reenacted at the Sovereign Camp held at San Francisco, California, June-July, 1941, and which has appeared in each edition of the Society's Constitution, Laws and By-Laws to and including that of the 27th Session of the Sovereign Camp held at San Antonio, Texas, in June 1949, said Section 60 having been renumbered from session to session until it became Section 108 at the 26th Session of the Sovereign Camp held in October 1947, are all made a part of these Laws, by reference, as fully as though the said plan of apportionment and readjustment, the said tables of rates and the said original Section 60 of the Constitution, Laws and By-Laws, as amended, were expressly rewritten, incorporated and included herein.

     (b) Members to whom Universal Whole Life Certificates were issued on and after December 31, 1919, shall pay the rates per $1,000 of benefits at age of entry as set forth in the tables of rates as adopted by the Sovereign Camp at Chicago, Illinois, July, 1919, and on file in the office of the Secretary, and as last published in the Constitution, Laws and By-Laws of the Society as amended and re-enacted in June-July 1941 at San Francisco, California.

ARTICLE 8

PROBLEM RESOLUTION PROCEDURES

SEC. 1.  RESOLUTION OF LODGE DISPUTES.

     (a) PURPOSE. The purpose of this Section 1 is to identify the means by which members may present and resolve grievances involving lodge matters, or charges against other members, consistent with the fraternal nature of the Society and the role of the fraternal lodge system in fulfilling the purposes and objectives of the Society.

     (b) SCOPE. This Section 1 shall apply whenever a member has a grievance involving lodge matters; or wishes to initiate charges against any other member believed to have violated this Constitution and Laws or the Lodge By-Laws, or to have engaged in conduct detrimental to the best interests of the Lodge or of the Society. This Section 1 shall not apply, and Section 2 shall apply, whenever the matter in dispute involves a member's or benefit certificate owner's or beneficiary's or payor's claim for damages, or claim for redress for a violation of his or her individual rights or for a denial of individual privileges or benefits which he or she claims as a member or benefit certificate owner or beneficiary or payor.

     (c)  PROCEDURES.

          (1) LODGE GRIEVANCES AND CHARGES AGAINST MEMBERS. Lodge grievances, and charges against members initiated by other members under this Section 1, shall be filed with the Lodge Secretary, with a copy to the President of the Society. The Lodge may proceed in accordance with the procedures outlined in Division E of the Lodge By-Laws, and upon conclusion of such proceedings, the result may be appealed to the President of the Society. Alternatively, the Lodge may refer the matter to the President of the Society at any time if the Lodge President concludes that the procedures of Division E are not appropriate for the particular case.

          (2) RESOLUTION BY THE PRESIDENT OF THE SOCIETY. The President of the Society may investigate, or cause to be investigated, any grievance or charge referred or appealed as herein provided. Upon conclusion of his investigation, the President of the Society shall notify the affected Lodge and those members directly affected, of his decision in the matter, and report the decision to the Board of Directors and the Judiciary Committee. The President's decision shall be final unless the member or the Lodge files a written appeal of the decision within 30 days, to the Judiciary Committee as provided in Article 9 of this Constitution and Laws. The decision of the President will be effective unless and until the decision is modified by the Judiciary Committee.

SEC. 2.  RESOLUTION OF INDIVIDUAL DISPUTES.

     (a) PURPOSE. The purpose of this Section 2 is to provide opportunities for members, benefit certificate owners, beneficiaries and payors to be promptly heard and to seek fair resolution of any disputes regarding any individual rights or individual interests they have or claim to have as members, benefit certificate owners, beneficiaries or payors, consistent with the fraternal nature of the Society and without the delay and expense of formal legal proceedings. This Section 2 is intended to apply to all current and future members, benefit certificate owners, beneficiaries and payors, and to all current and future benefit certificates.

     (b) SCOPE. This Section 2 shall apply whenever a member, benefit certificate owner, beneficiary or payor of the Society makes a claim for damages, or claims any form of redress for a violation of his or her individual rights or a denial of individual privileges or benefits which he or she claims as a member or benefit certificate owner or beneficiary or payor. This includes, but is not limited to, disputes involving alleged fraud, misrepresentation, discrimination, denial of civil rights, conspiracy, defamation, or infliction of distress by the Society or any officer, employee or agent of the Society; and includes disputes regarding the denial of benefit claims under any certificate to the extent procedures of this Section 2 are not prohibited by applicable law. No lawsuit may be filed against the Society or any officer, employee or agent of the Society on any dispute covered by this
Section 2 until the procedures described herein have been exhausted; and a lawsuit may then be filed only if the applicable law does not recognize the procedures herein to be final and binding with respect to the matter in dispute. Nothing contained herein shall be deemed to supersede the provisions of Article 7, Sec. 8(a) of this Constitution and Laws.

     (c) INITIATING THE PROCEDURE. A member, benefit certificate owner, beneficiary or payor seeking to initiate the problem resolution procedure of this Section 2 shall contact the designated Problem Resolution Official of the Society, who shall assist the member, benefit certificate owner, beneficiary or payor in requesting and arranging for the following problem resolution steps:

          Step 1.    INFORMAL NEGOTIATION  arranged  by the  Problem  Resolution
     Official, involving the member, benefit certificate owner, beneficiary or payor and officials of the Society as appropriate to the dispute.

          Step 2. If step 1 does not result in a mutually satisfactory resolution, mediation administered by and in accordance with the applicable mediation rules of the American Arbitration Association (or another neutral organization mutually agreed upon).

          Step 3. If step 2 does not result in a mutually satisfactory resolution, arbitration administered by and in accordance with the applicable arbitration rules of the American Arbitration Association (or another neutral organization mutually agreed upon). The arbitrator may award any and all damages or other relief allowed for the claim in dispute by applicable federal or state law, excluding attorneys fees unless otherwise required by applicable law. Unless (and to the extent) prohibited by the applicable law with respect to the issue in dispute, the decision of the arbitrator shall be final and binding, subject only to the right to appeal such decision as provided in the arbitration rules and applicable law.

     The member, benefit certificate owner, beneficiary or payor shall have the right to consult with legal counsel of his or her choosing at any time; and throughout steps 2 and 3, shall have the right to be directly represented by legal counsel, shall have reasonable access to and discovery of relevant information, and shall have reasonable notice of the dates and times of the mediation and arbitration meetings. Any costs for representation by legal counsel shall be borne by the member, benefit certificate owner, beneficiary or payor. Every reasonable effort shall be made to complete step 1 within thirty
(30) days of the date the notice of dispute is received from the member, benefit certificate owner, beneficiary or payor; step 2 within an additional forty-five
(45) days; and step 3 within an additional ninety (90) days. These timelines are intended as a guideline only and failure to complete any step within the aforementioned time periods will not invalidate the process or the continuation of the process. It is in everyone's best interest to raise and resolve disputes promptly; the Society shall not be obligated to process a dispute brought after the applicable statute of limitations period has expired. All mediation and arbitration meetings/hearings shall be conducted at a location convenient to the parties in the member's, benefit certificate owner's, beneficiary's or payor's state of residence, unless the parties mutually agree on another location.

     (d) RULES AND PROCEDURES. The Society has established rules and procedures for handling all matters submitted under each step in the Problem Resolution Procedure. Those rules and procedures are incorporated by this reference and may be modified from time to time by the Society.

     (e) RESTRICTION ON JOINDER OF DISPUTES. The procedures of this Section 2 are designed to afford individual members, benefit certificate owners, beneficiaries and payors a prompt, fair, and efficient means of resolving their individual disputes. Accordingly, no disputes may be brought forward in a representative capacity or on behalf of any "class" of persons, and the disputes of multiple members, benefit certificate owners, beneficiaries or payors (other than immediate family) may not be joined together for purposes of these procedures without the express written consent of (i) all members, benefit certificate owners, beneficiaries and payors affected thereby, and (ii) the President of the Society.

     (f) COSTS. The costs incurred by the member/benefit certificate owner/beneficiary/payor and the Society in proceedings under this Section 2 (including the fees of mediators or arbitrators, filing fees, reasonable and necessary photocopying costs, reasonable and necessary fees, but excluding attorney fees, which each party shall bear as their own responsibility) shall be paid out of a Problem Resolution Fund established by the Society.

     (g) EFFECT OF APPLICABLE LAW. In cases where a claim or dispute is subject to law which prohibits agreements to submit future disputes to binding arbitration and where such law is applicable and not pre-empted by any contrary law, then unless both the individual (member, benefit certificate owner, beneficiary or payor) and the Society have voluntarily agreed to binding arbitration after the claim or dispute has arisen, Step 3 of the procedure set forth above shall be non-binding and the member, benefit certificate owner, beneficiary or payor will be so advised. In all other cases, Step 3 of the procedure set forth above shall be binding.

ARTICLE 9

JUDICIARY COMMITTEE AND APPEALS THERETO

JURISDICTION AND POWERS. The Judiciary Committee shall have appellate de novo jurisdiction, based on the written record only, in all cases where the alleged offender is found guilty of violating any provision of this Constitution and Laws, provided an appeal is taken as provided in Art. 8, Sec. 1., within thirty days after written notice is received by the person found guilty, setting forth the grounds, together with the record, or that part thereof, upon which the appeal is based and file same with the Secretary of the Society. The Secretary of the Society shall forward the appeal, together with the record of said proceedings, to the Secretary of the Judiciary Committee. The Committee shall meet prior to each regular session of the National Convention when any such appeal is pending, at which time it shall consider all such appeals and render a written decision thereon, which shall be reported by the Chairman to the National Convention which may affirm or reverse the decision in whole or in part. The Judiciary Committee may allow arguments by the appellant and respondent, or any attorney on their behalf, during the consideration of any appeal.

ARTICLE 10

AMENDMENTS

SEC. 1.  MODES OF AMENDING.

     (a) This Constitution and Laws may be amended in the following manner only: (1) By the method set forth in Article 2, Section 2(c), of this
Constitution and Laws. (2) By proposals for such in writing, originating from any of the Jurisdictional Conventions or the officers of the National Convention.

     (b) DUTIES OF COMMITTEE ON LEGISLATION. The President of the Society shall establish a time and place for the Committee on Legislation to meet prior to each regular session of the National Convention. The Committee shall consider all proposals for amending this Constitution and Laws as may be submitted to it from any of the Jurisdictional Conventions and/or the officers of the National Convention. The Committee shall prepare its report to the National Convention in writing, together with its recommendations for amending this Constitution and Laws.

     (c) TWO-THIRDS VOTE REQUIRED TO ADOPT. The recommendation of the Committee on Legislation, if any, shall be submitted to the next regular session of the National Convention which may adopt same only by a two-thirds vote of all members thereof, or otherwise the same shall be rejected. All such voting shall be by roll call only.

SEC. 2. POWER TO CORRECT TYPOGRAPHICAL ERRORS. The National Convention directs the Executive Officers of the Society to correct typographical errors that might appear in the foregoing Constitution and Laws and to renumber the Articles, Sections, Subsections and/or Subparagraphs in codifying the same so as to place them in proper order but without changing the context, intent and purpose thereof.

     Should any Article, Section, or part of this Constitution and Laws be held invalid for any reason whatsoever by any court of competent jurisdiction, such holding shall not affect the remainder, or any part thereof.

SEC. 3. MASCULINE INCLUDES FEMININE AND PLURAL THE SINGULAR. Whenever, in this Constitution and Laws and attachments thereto, the masculine pronoun is used, it shall be deemed to include the feminine. Whenever any word or words denoting the singular number is used, it shall be deemed to include the plural, and vice versa; provided, however, the context thereof does not clearly prohibit such interpretation.

Sec. 4. EFFECTIVE DATE OF THIS CONSTITUTION AND LAWS. This Constitution and Laws and attachments thereto, as amended and adopted at the July 29-August 1, 2001, regular session of the National Convention, shall be in full force and effect on and after August 1, 2001, and shall apply to all benefit certificates of membership issued or assumed by the Society.

PLEASE NOTE: (Lodge By-Laws, Jurisdictional By-Laws, Duties of the Executive officers, Rules of Order of Subordinate Bodies and the rules and procedures governing the Problem Resolution Procedure have not been included in this version. They are available upon request by calling (800) 328-2968; Emailing our website www.woodmen.com or submitting the request in writing to the Home Office at 1700 Farnam, Omaha, Nebraska 68102.)

                                 LODGE BY-LAWS

The following By-Laws are prescribed for the Government of Lodges. The Blank Spaces Should be Filled; and Additional By-Laws, Not Inconsistent With the Constitution and Laws of the Society, May Be Adopted by Lodges Subject to the Approval of the President of the Society. Any language in parentheses ( ) is optional and may or may not be incorporated into the By-Laws of a Lodge.

DIVISION A

                               NAMES AND OFFICERS

     SEC. A.     The name of this Lodge shall be -------------------------------
Lodge  No.  ----------,  located  in  ------------------------------,  State  of
-----------------------------.

     SEC. B. This Lodge shall be composed of its adult members sixteen years of age and older.

     SEC. C. OFFICERS OF LODGES AND THEIR DUTIES. The Lodge shall have the following officers: President, Past President, Vice President, Secretary, Treasurer, three Trustees, Escort, Sergeant at Arms (Watchman), Greeter (Sentry), and Musician. They shall be elected and serve for one year and until their successors are elected and qualified, except the Secretary who shall be appointed by the President of the Society and shall serve until removed by the President of the Society, with or without cause. The Past President shall attain his office by virtue of having previously served as presiding officer, and the Trustees shall be elected and serve for the term provided in Subsection
(e) hereof.

     (a) PRESIDENT. The President shall preside at all meetings of the Lodge; communicate the annual password only to good standing members of that Lodge and to those who have a receipt for current payment; decide all questions of law or order, subject to a contrary interpretation by the President of the Society, be the judge of elections; approve all claims against the Lodge and Youth Lodge and/or Youth members attached thereto; sign all checks or warrants before payment shall be made; keep and preserve all property belonging to the Society and entrusted to his or her care; and instruct all Lodge officers in their duties and see that same are timely performed. He (she) shall fill vacancies in office by appointment until an election is held.

     (b) VICE PRESIDENT. The Vice President shall be the second officer in the Lodge, shall have charge of the movement and decorum of those present at meetings, under the supervision of the presiding officer; and in the absence of the President shall assume his duties. In the absence of the President and Vice President, the Lodge shall designate a presiding officer.

     (c) SECRETARY. The Secretary shall have charge of the records of the Lodge and keep the minutes of its meetings; attend to the correspondence thereof; issue all warrants approved by the Lodge or Youth Lodge; paying out of its funds and do all other things required by the Lodge or Youth Lodge; deliver all books and records to the officers of the Society and/or their representatives when called upon to do so; provide written notification to the Treasurer as to deposit of fraternal dues into the proper designated account of the Lodge or Youth Lodge by the Society; receive all other payments due the Lodge and turn same over to the Treasurer immediately, taking receipt therefor; make a monthly statement to the Lodge of all moneys received on its behalf; notify the Secretary of the Society immediately of all transfers and expulsions of members; make all reports and deliver all notices required by this Constitution and Laws, the Board of Directors and/or the President of the Society; and keep an accurate record of all fraternal dues paid by the members thereof and/or remitted by the Secretary of the Society; and promptly notify the Secretary of the Society, after each election, of the roster of all newly elected officers.

     Should the Lodge have no Secretary, one of its members shall be designated as Lodge Secretary subject to appointment and removal by the President of the Society.

     (d) TREASURER. The Treasurer shall verify the deposit of fraternal dues into the appropriate Lodge account; shall receive written notification from the Secretary of deposit of fraternal dues by the Society; shall receive all other Lodge funds from the Secretary thereof, give a receipt therefor; and pay all warrants drawn by the Secretary thereof and attested by the President; shall keep a separate account of the different funds received by him and deposit same in a secure depository designated by, and to the sole credit of the Lodge or Youth Lodge to which same may belong, subject only to his or her check; shall report to the Lodge annually the transactions of the office during the preceding year; and shall perform all other duties required by this Constitution and Laws and the Lodge or Youth Lodge. The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, unless there has been full compliance with the provisions of Subsection (j) of this Section.

     (e) TRUSTEES. The three Trustees of each Lodge shall serve one, two, and three years, respectively, as they shall determine among themselves by lot and thereafter one Trustee shall be elected annually for a term of three years.

     They, and their successors in office, shall hold the legal title to all property, real, personal and mixed, belonging to their Lodge, except cash. They shall have charge of the securities, and all other evidence of property belonging to their Lodge and Youth Lodges and/or members attached thereto; shall investigate all loans and investments, audit all reports, books and accounts of the officers of the Lodge at the end of every year, and make a report thereof at the first meeting of the Lodge in January of each year. More frequent audits may be conducted at the request of the President or Secretary of the Lodge.

     (f) ESCORT. The Escort shall take up the password before any meeting is opened and ascertain whether all present are entitled to remain; conduct candidates and guests; ascertain that all officers and members have on proper regalia (if required) and conform to the ceremonies required of them; present officers for installation and perform all other duties required.

     (g)  SERGEANT AT ARMS (WATCHMAN).   The Sergeant  at Arms (Watchman)  shall
have charge of the inner door and perform such other duties as may be required.

     (h) GREETER (SENTRY). The Greeter (Sentry) shall have charge of the anteroom and outer door; shall courteously welcome visitors and entertain belated members until they can enter in due form, and perform such other duties as may be required.

     (i)  MUSICIAN.   The Musician  shall  carry out  such  duties as  shall  be required by the presiding officer or by the Lodge.

     (j) LODGE FUNDS AND PROPERTY. The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, and the Trustees shall not purchase, acquire, sell, loan, lease, mortgage, encumber, or otherwise deal with any real or personal property, entrusted to their care, unless all of the following conditions are strictly complied with:

          (1) The adoption of a resolution in writing by the Lodge containing detailed instructions thereabout, the substance of which shall have been first communicated to every member thereof together with a written notice of at least ten days as to when and where such resolution would be offered for consideration; provided such resolution shall pass, only if it receives the affirmative vote of two-thirds of the members present at the meeting referred to in said notice.

          (2) The submission of said resolution and a copy of the written notice to the President and Secretary of the Society for their approval and its approval by them. Any and all funds which shall come into the hands of the Trustees as a result of any transactions involving Lodge assets shall be paid over immediately by said Trustees to their Secretary, and by the latter paid over to their Treasurer and his or her receipt therefor taken, and by the latter credited to the proper account of the subordinate body and/or Youth members to which it belongs.

          Funds of the lodge which shall not be needed to meet current expenses shall be invested by the Trustees. In dealing with the funds and property of the Lodge, the Trustees shall observe the standards in dealing with the trust assets that would be observed by a prudent man dealing with the property of another, with a focus upon preservation of capital rather than upon income or gain, and if the Trustee has special skills, or is named Trustee on the basis or representations of special skills or expertise, he or she is under a duty to use those skills. The Society's Board of Directors can, by resolution, give further guidance as to investments which would be appropriate for the funds of a lodge.

          In no event shall any Lodge divide or distribute the funds, or any part thereof, among its members.

     (k) ASSIST FIELD FORCE. All Lodge officers shall cooperate and aid duly authorized members of the Field Force and State Managers in securing increased membership.

     (l) DUTIES AT END OF TERM OF OFFICE. Every Lodge officer shall, at the expiration of his term of office, deliver to his successor in office all moneys, securities, property, records, vouchers, seal and papers of every kind pertaining to the affairs of their Lodge and/or Youth Lodge or members attached thereto.

     SEC. D. BONDS OF OFFICERS. The Board of Directors and/or Lodges may require such officers of Lodges as they shall see fit to furnish bond to insure the faithful performance of their duties, the same to be in such forms and sums as they shall determine. Bonds required by the Board of Directors shall be paid for by the Society and those required by Lodges shall be paid for by the latter. A blanket bond, instead of individual bonds, may be authorized.

     SEC. E.  ELECTION AND INSTALLATION OF OFFICERS.

     (a) Lodge officers shall be elected by a majority ballot of all members present during a regular or special meeting in November or December of each year and the same installed on or before the first meeting in January following, except as provided in Sec. C(e) of this Division. No person may serve in two offices at the same time. If an office holder accepts appointment or election to another office, he shall automatically vacate the first office held.

     (b) The outgoing President shall be the installing officer, or shall appoint another member to perform that duty or the Lodge may do so. All lodge officers may be jointly or severally installed.

     (c) It shall be the duty of the Secretary of every Lodge to see that only qualified members are elected and installed as officers and as delegates to Jurisdictional Conventions.

     (d) Whenever any officer-elect of any Lodge shall not be present at the time set forth for installation, unless excused by a two-thirds vote of those present, his or her office shall be declared vacant and an election held to fill the vacancy. Should such officer-elect be excused, as herein provided, he or she shall be installed at the next regular meeting and should he or she fail to do so, his office shall be declared vacant and an election held to fill the vacancy.

     (e) If charges are preferred against the President, he shall stand suspended and the Vice President shall assume the office until the charges are determined by the Lodge. If charges are filed against any other officer, the President shall appoint another member to perform the duties of the officer charged until the charges are determined. If determined adversely to such officer the office shall stand vacated and the Lodge shall immediately fill same by election.

DIVISION B

Meetings, Membership and Quorum Requirements of Lodges

     SEC. A. REGULAR. Lodges shall schedule regular meetings on such date, time and place as decided by them, as required by law, and in conformity with the Society's lodge calendar guidelines. The charters of Lodges which fail, for the period of one year, to hold meetings in full conformity with this provision, may be suspended by the President of the Society, or consolidated with another Lodge or their members may be transferred to another Lodge by the President of the Society.

     SEC. B. SPECIAL. Special meetings of Lodges may be called by the President thereof, or in his or her absence by the Vice President, at any time, and shall be called by him when requested in writing to do so by at least three members. The call of any such special meeting must state the object of the meeting and be mailed by the Secretary to each member's last known address at least ten days prior to the date of such meeting. No other business than that detailed in the notice shall be considered.

     SEC. C. QUORUM. Five members at a regular or special Lodge meeting shall constitute a quorum thereof, but a fewer number may adjourn to another date.

     SEC. D. TRANSFER OF MEMBERSHIP. A member may transfer membership to another lodge by signing a transfer card, and sending the card to the Home Office. Transfer cards shall be issued in accordance with the Society's Constitution and Laws.

     SEC. E. GENERAL FUND. The general fund shall be used for the payment of the necessary expenses of conducting the business of the Lodge and for such other purposes as may be provided by the By-Laws of the Lodge (provided however, that no part of the funds of this Lodge shall be used in the purchase of alcoholic liquors or beverages,) (and no intoxicating liquors shall be brought within the Forest). The general fund of the Lodge shall be used only for the purpose of promoting the welfare of the Lodge and for the perpetuation of the Lodge as an organization, and its property shall never be divided among its members.

     SEC. F. The Lodge, by a two-thirds vote, after written notice has been read at one preceding regular meeting, can require a special payment in addition to the regular dues, to pay actual expenses. A Lodge may, at any regular or special meeting thereof, levy a special payment in addition to the regular dues and special dues upon its members for the purpose of erecting, purchasing and furnishing a building or room for the benefit and use of such Lodge, or may change the amount of its regular and special dues; provided, that written notice setting forth full particulars of such proposed action shall have been mailed to the last known post office address of each member of such Lodge at least ten days prior to such meeting, and by resolution setting forth the proposal shall receive the affirmative vote of two-thirds of the members present at such meeting, and provided, that such resolution shall be submitted to the President and Secretary of the Society and shall receive their approval.

     A member, including a member whose certificates are fully paid, who fails or refuses to pay fraternal dues or special payments provided in this Section shall be suspended from the Lodge and he (she) shall not receive the password, or participate in any benevolences or any of the business or social affairs of the Lodge, Jurisdiction, or National Convention.

DIVISION C

RELIEF OF SICKNESS

     SEC. A. DUTIES OF OFFICERS. In addition to the duties provided in the laws of this Society, the President, or in his (her) absence the Vice President, on being notified of the misfortune or sickness of a member shall cause inquiry to be made if assistance is needed; and he (she) shall furnish temporary relief until the next meeting of the Lodge.

     SEC. B. VISITING MEMBERS. Should a member in good standing, belonging to another Lodge, apply for relief or care in sickness, the President, or in his
(her) absence, the Vice President, shall see that he (she) has suitable and reasonable care until his (her) Lodge can be heard from.

DIVISION D

MEMBERSHIP AND EQUAL ACCESS

     SEC. A. The Lodge shall accept members in accordance with Art. 7, Sec. 2 of the Society's Constitution and Laws.

     SEC. B. The Lodge shall implement and enforce the Society's Equal Access Policy which states: Woodmen of the World/Omaha Woodmen Life Insurance Society is an Equal Access fraternal benefit society. It is the policy of Woodmen to seek qualified members on a nondiscriminatory basis and to provide all members with equal access to and allow their participation in Woodmen's lodge system, lodge events, fraternal benefits and all other fraternal activities on a nondiscriminatory basis.

DIVISION E

DISCIPLINE

     SEC. A. OFFENSES. This Lodge shall be the judge of all offenses committed by a member unbecoming his (her) reputation as an honorable person and faithful member of this Lodge.

     SEC. B. Any such complaints shall be filed by a member having knowledge of the same with the President of the Society or with the Lodge, with respect to misconduct as is set forth in Art. 8, Sec. 1 of the Society's Constitution and Laws.

     SEC. C. The President of the Society shall promptly refer the matter to a special committee of three members, which committee shall be appointed by the President of the Society.

     SEC. D. Such committee shall diligently investigate the matter referred to it, and if it finds sufficient grounds it shall prefer charges as follows: "We the committee to whom were referred certain accusations against ------------------------------ have investigated the matter and deem it our duty to charge him (her) with (here state the acts or the facts constituting the offense charged, giving the date as nearly as possible when the alleged offense was committed), and recommend that the Lodge investigate the same. We would cite as witnesses in the case the following persons (here insert the name or names). Signed this ---- day of ---------, 19--. (Each member, or at least a majority of the committee, must sign the same.)" Charges shall be filed or a report of the committee be made showing why the same should not be done, at the next regular meeting after the committee shall have completed its investigation.

     SEC. E. Charges having been filed with the Lodge Secretary, he (she) shall read the same under the heading of "Unfinished Business," and shall make a copy of the same, except the names of the committee. At least ten days before the date set for the trial, the Escort shall deliver said copy to the accused member if he (she) resides in the city, otherwise mail it to his (her) last known address, together with a notice to appear at a regular or special meeting, to be held not sooner than two weeks after the one at which charges were read, informing him (her) of such meeting and requiring him (her) to be present at such meeting with any witnesses or documents which he (she) may deem necessary for his (her) defense.

     SEC. F. The accused may appear in person or by a member, and the Treasurer, or in his (her) absence, the Vice President shall assist him (her) in interrogating the witnesses. In case the accused, or some member for him (her), does not appear at such meeting for trial, without reasonable excuse, the Lodge shall proceed with the hearing of the charges, the same as if he (she) were present.

     The charges shall be read in open Lodge at the time of trial and the accused, if present, shall be asked the question by the President, "Do you plead guilty or not guiltyo" Should the accused plead "Guilty," then no evidence shall be taken, and the Lodge may proceed to impose the penalty as provided hereafter. Should the accused plead "Not guilty," or refuse to enter any plea to the charges, then trial shall be had thereon and proceedings taken as in these By-Laws provided. A complete record of all proceedings in every trial shall be kept by the Lodge Secretary.

     The President of the Lodge shall question witnesses, and the accused or his
(her) assistants may cross-examine them. This being done, any member present can interrogate the witnesses. Should any of the witnesses not be members of the Society, they may be invited in and examined before members are examined, and in their presence, but no reference to the secret work shall be permitted; the case may be postponed from time to time by a two-thirds vote of the members present.

     SEC. G. After all evidence is in, the President of the Lodge may discuss the matter and one member, on behalf of the accused, may reply and the accused may also be heard in his (her) own behalf; he (she) shall then retire to the anteroom and the members can discuss the matter, but shall be confined to five-minute statements.

     SEC. H. After discussion the matter shall be put to a vote and the question shall be: "Have the charges been sustainedo" If two-thirds vote "Yea," the Lodge shall proceed to vote on the penalty to be imposed, in the following order: First, "Shall he (she) be separated from further relations with the Lodgeo" If two-thirds vote "Yea," the length of time shall be determined in the same manner, the highest period proposed being first voted on. Should this fail, the question shall be, -- Second, "Shall he (she) be reprimanded by the President of the Lodgeo" A majority may determine the second penalty.

     SEC. I.   The matter having  been determined, the  Escort shall invite  the accused to enter the hall and the President of the Lodge shall inform him (her) of the result and he (she) shall be treated accordingly.

     SEC. J. If suspended under this Division, the accused shall be deprived of attending meetings of other Lodges, or having the passwords communicated to him
(her), but may keep his (her) benefits in force by making all required payments on his (her) certificate when due. If reprimanded, he (she) shall not be permitted to vote on any subject for one month.

     SEC. K. A member may appeal from the decision of the Lodge as provided in Art. 9 of the Constitution and Laws.

DIVISION F

MINOR OFFENSES

     SEC. A. Should a member enter the Forest during the session in an intoxicated condition, on request of the Vice President he (she) shall be conducted out by the Escort or Greeter (Sentry), and shall not be permitted to enter the doors again for two months.

     SEC. B. Should a member use abusive or profane language when called to order by the President or Vice President, he (she) shall be reprimanded by the President, and if he (she) makes any reply disrespectful to that officer, he
(she) shall not participate in the business of the session.

     SEC. C. The accused may appeal from the decision of the Chair under this Division to the Lodge and from any decision of the Lodge to the Judiciary Committee, whose decision shall be final unless reversed by the National Convention.

DIVISION G

BONDS

     Sec. A. The duties of the Treasurer and the bond to be given by him (her) shall be as prescribed in Sec. C(d) and Sec. D of Division A of these Lodge By-Laws. The amount of the bond shall be fixed by the Lodge.

                                   DIVISION H

ABSENCE

     SEC. A. Absence of the most recent Past President or of any elective officer from three consecutive meetings, unless excused for reasonable cause by a majority vote of the Lodge, will be considered on the fourth or any subsequent meeting as equivalent to the resignation of said officer, and the President may order a new election to fill the vacancy.

DIVISION I

REMOVAL FROM OFFICE

     SEC. A. Removal from office of any Lodge officer, except a Secretary, may be made after one meeting's notice, upon the complaint of a member and a vote of two-thirds of the members present; provided, that there shall be at least twelve members in attendance and the accused officer shall have been notified in writing by the Lodge Secretary to appear and show cause why he (she) should not be removed. The Secretary may be removed only by the President of the Society.

     SEC. B.   The President of  the Lodge shall  have the right  to appoint  an officer to fill a vacancy until such time as the Lodge shall take the matter up and elect.

DIVISION J

AUDITING COMMITTEE

     SEC. A. The Lodge Secretary and Treasurer shall each have his (her) books posted and his (her) report made out and the balance of each fund noted therein on the last day of December, and the Trustees shall examine the books, vouchers and reports, and report thereon at the first regular meeting in January.

DIVISION K

COMPENSATION

     SEC. A.  No compensation shall be paid Officers of the Lodge.

DIVISION L

     SEC. A. In order to offer greater opportunity for service to new and young members of the Society, no elected Officer other than the Treasurer of the Lodge shall serve more than two consecutive terms in the same office, unless there be special reasons for making exception to the rule and that then the question of the need of permitting local Lodge Officers to serve more than two consecutive terms in the same office be determined by a two-thirds vote of the members present after one meeting's written notice shall have been read in open Lodge and same shall have been submitted to and approved by the President of the Society.

DIVISION M

AMENDMENTS

     SEC. A. To change, alter or amend these By-Laws shall require notice in writing to be given and read in open Lodge at least one meeting prior to voting on the same, and a two-thirds vote shall be necessary to carry such motion and make the alteration, change or amendment, and the same shall not be valid or in force until approved by the President of the Society.

                             JURISDICTIONAL BY-LAWS

(THE FOLLOWING ARE RULES WHICH PRESCRIBE THE GOVERNANCE OF JURISDICTIONS OF THE SOCIETY AND SHOULD BE ADOPTED AS PROVISIONS OF THE BY-LAWS OF THE JURISDICTION.)

     This Jurisdiction shall be known as the ----------- -----------------------
Jurisdiction and is composed of -----------------------------------------------.

SEC. 1.   ESTABLISHED JURISDICTIONS.   The territory  in which  this Society  is
authorized to do business shall be divided into units known as Jurisdictions and the same shall be as follows:
          (1)  Jurisdiction of Alabama, composed of the State of Alabama.
          (2)  Jurisdiction of Arizona, composed of the State of Arizona.
          (3)  Jurisdiction of Arkansas, composed of the State of Arkansas.
          (4) Jurisdiction of California, composed of the States of California, Hawaii and Nevada.
          (5)  Jurisdiction of Florida, composed of the State of Florida.
          (6)  Jurisdiction of Georgia, composed of the State of Georgia.
          (7)  Jurisdiction of Illinois, composed of the State of Illinois.
          (8) Jurisdiction of Indiana-Michigan, composed of the States of Indiana and Michigan.
          (9) Jurisdiction of Iowa, composed of the States of Iowa, Minnesota and Wisconsin.
          (10) Jurisdiction of Kentucky, composed of the State of Kentucky.
          (11) Jurisdiction of Louisiana, composed of the State of Louisiana.
          (12) Jurisdiction of Maryland, composed of the States of Maryland, New Jersey, Delaware, and District of Columbia.
          (13) Jurisdiction  of   Mississippi,   composed  of   the   State   of
               Mississippi.
          (14) Jurisdiction of Missouri-Kansas, composed of the States of Missouri and Kansas.
          (15) Jurisdiction of Nebraska, composed of the States of Nebraska, North Dakota, South Dakota and Colorado.
          (16) Jurisdiction of New Mexico, composed of the State of New Mexico and the counties of El Paso and Hudspeth, Texas.
          (17) Jurisdiction of  the Northeast,  composed of  the States  of  New
               York,  Connecticut,  Massachusetts,  Rhode  Island,  Maine,   New
               Hampshire and Vermont.
          (18) Jurisdiction of North Carolina, composed of the State of North Carolina.
          (19) Jurisdiction of Ohio, composed of the State of Ohio.
          (20) Jurisdiction of Oklahoma, composed of the State of Oklahoma.
          (21) Jurisdiction  of   Pennsylvania,  composed   of  the   State   of
               Pennsylvania.
          (22) Jurisdiction of South Carolina, composed of the State of South Carolina.
          (23) Jurisdiction of Tennessee, composed of the State of Tennessee.
          (24) Jurisdiction of Texas, composed of the State of Texas except for the counties of El Paso and Hudspeth.
          (25) Jurisdiction of Virginia, composed of the State of Virginia.
          (26) Jurisdiction of West Virginia, composed of the State of West Virginia.
          (27) Jurisdiction of Northwest Territory, composed of the States of Washington, Oregon, Idaho, Utah, Wyoming, Alaska and Montana.

SEC. 2.  JURISDICTIONAL OFFICERS, THEIR DUTIES AND POWERS.

     (a) OFFICERS. The officers of the Jurisdiction shall be Junior Past President, President, Vice President, Secretary, Treasurer, five Trustees, Escort, Sergeant at Arms (Watchman), Greeter (Sentry), and Musician, who shall be elected by the Jurisdictional Convention. Their terms of office shall be two years or until their successors are elected and qualified. The retiring President, who has presided over one Jurisdictional Convention, shall be Junior Past President by virtue of his (her) office. Except as otherwise provided, no elected Representative to the National Convention may serve as such Representative and as an officer of the Jurisdiction at the same time.

     (b) JUNIOR PAST PRESIDENT. The Junior Past President or any National or Jurisdictional officer shall instruct each Jurisdictional Convention in the rituals of the Society at every session thereof.

     (c)  PRESIDENT.  The President shall:
          (1)  preside at all sessions of the Jurisdictional Convention;
          (2)  be the judge of elections and declare the results thereof;
          (3) appoint all committees necessary to expedite the business of the Jurisdictional Convention;
          (4)  fill vacancies in  offices by  appointment until  an election  is held;
          (5)  sign  all  documents  issued  by  order  of  the   Jurisdictional
               Convention;
          (6) cooperate with the President of the Society in furthering the interest of the Society within the territorial limits of the Jurisdiction;
          (7) make a report to every session pertaining to the business of the Jurisdiction, together with such recommendations as he may deem advisable;
          (8) perform such other duties as may be required by the Society's Constitution and Laws or these By-Laws.

     (d) VICE PRESIDENT. The Vice President shall maintain order and decorum therein under the direction and control of the President, preside at the sessions of the Jurisdictional Convention during the absence of the President, and assume the office of President upon a vacancy therein.

     (e)  SECRETARY.  The Secretary shall:

          (1) correctly record the proceedings of every session of the Jurisdictional Convention and all financial transactions thereof;
          (2) receive all moneys due the Jurisdiction and pay the same immediately to the Treasurer thereof taking his receipt therefor;
          (3) conduct the correspondence, and keep a record thereof, together with the date, time and place of meetings of all Lodges within each Jurisdiction;
          (4) Within ten days after the adjournment of every session thereof, prepare and forward to the Secretary of the Society a copy of the recorded proceedings of same, duly signed by him (her) and the President, together with a duplicate certificate of the members thereof elected to all offices, including representatives therefrom to the National Convention and their alternates when appropriate, and a copy of all resolutions, recommendations and other papers adopted by the Jurisdictional Convention;
          (5) perform such other duties as may be required by the Jurisdiction or by the President of the Society.

     (f)  TREASURER.  The Treasurer shall:
          (1) be the  custodian of  the  funds of  the Jurisdiction  which  they shall deposit in safe depositories to the sole credit thereof;
          (2) keep  a  correct  and  complete   account  of  all  receipts   and
              disbursements;
          (3) pay warrants drawn on him by the Secretary when attested by the President of the Jurisdiction;
          (4) make a detailed report to each session of the Jurisdictional Convention regarding his (her) transactions, and furnish a copy thereof to the President, Secretary and Chairman of Trustees of the Jurisdiction.

     (g)  TRUSTEES.  Trustees shall:
          (1) examine all claims upon the Jurisdiction;
          (2) audit the books of the Secretary and Treasurer at each regular session of the Jurisdictional Convention;
          (3) and make a full report thereabout to the Jurisdictional Convention, copies of which they shall furnish to the President, Secretary and Treasurer of the Jurisdiction. Jurisdictional Conventions may elect one of the Trustees as Chairman, or in lieu of such election, the Trustees shall do so themselves.

     (h) ESCORT, SERGEANT AT ARMS (WATCHMAN), GREETER (SENTRY) AND MUSICIAN. They shall perform the duties prescribed for the corresponding officers of local lodges.

     (i) JURISDICTIONAL FRATERNAL COMMITTEE--ELECTION, TERM OF OFFICE, REPORT TO THE JURISDICTION. The Jurisdictional Fraternal Committee composed of not fewer than three nor more than five members shall be elected by each Jurisdiction in the same manner and for the same term as the officers of the Jurisdiction. The members of this Committee shall be members of the Jurisdictional Convention with all rights and privileges of any other member. This Committee shall have the responsibility of promoting fraternalism within the Jurisdiction and of making studies and recommendations concerning the advancement of fraternalism. It should meet at least twice annually to consider the fraternal program of the Jurisdiction and the Society, one such meeting may be held with the officers of the Jurisdiction. This Committee shall coordinate the Jurisdictional Fraternal Program with the National Program through the Executive Vice President's office and the Committee Chairman shall make a consolidated report to each session of the Jurisdictional Convention.

     (j) OFFICERS TO REPORT TO THE JURISDICTIONAL CONVENTIONS. All Jurisdictional officers and Representatives to the National Convention shall make written report to Jurisdictional Conventions, reporting their activities on behalf of the Society since assuming their offices.

     The Jurisdictional Secretary shall forward copies of such reports to the Secretary of the Society.

     (k) CERTAIN OFFICERS TO FURNISH BOND. The Secretary, Treasurer, and such other Jurisdictional officers as the Board of Directors and/or the President of the Society may determine, shall furnish an indemnity bond to their
Jurisdictions in such sum and form as the Board of Directors and/or the President of the Society shall require, the cost of which shall be paid by the Society. A blanket bond, instead of individual bonds, may be authorized in like manner.

     (l) ADDITIONAL QUALIFICATIONS OF JURISDICTIONAL OFFICERS. Only members of Jurisdictional Conventions shall be eligible for election or appointment to office thereof, or for appointment to a Jurisdictional committee, or as a representative or alternate from a Jurisdiction to the National Convention, provided, however, that no person who has retired as an officer, director or employee, including a field representative, of the Society, and is drawing retirement or disability benefits from the Society, may be elected as Jurisdictional President or as a representative or alternate to the National Convention. No person, including an alternate national representative, may serve in two Jurisdictional offices at the same time. If an officer or national representative accepts appointment to an additional office, he (she) shall automatically vacate the first office held.

     (m)  WHEN JURISDICTIONAL OFFICES AND MEMBERSHIP VACATED.

          (1) When any Jurisdictional officer, representative from any Jurisdiction and/or his (her) alternate, moves from the territorial limits of his (her) jurisdiction for any reason, his (her) office and membership therein shall immediately become vacant, except he (she) reside in an adjoining state and continue active in the jurisdiction he (she) represents.

          (2) If the Lodge to which any Jurisdictional officer or representative from a Jurisdiction belongs shall have less than twenty members in good standing on the 31st day of December immediately preceding the session of the Jurisdictional Convention, his (her) office therein shall immediately become vacated, and all rights and privileges thereof shall cease.

     (n) All Jurisdictions and their officers shall implement and enforce the Society's Equal Access Policy which states: Woodmen of the World/Omaha Woodmen Life Insurance Society is an Equal Access fraternal benefit society. It is the policy of Woodmen to seek qualified members on a nondiscriminatory basis and to provide all members with equal access to and allow their participation in Woodmen's lodge system, lodge events, fraternal benefits and all other fraternal activities on a nondiscriminatory basis.

SEC. 3.  JURISDICTIONAL SESSIONS, QUORUMS, AND EXPENSES.

     (a) REGULAR AND INTERIM SESSIONS. Jurisdictional Conventions shall hold regular sessions at such place within their territorial limits as they shall determine, on such dates as the President of the Society shall approve, which shall not be earlier than the first Tuesday in March nor later than the fourth Tuesday in May of 1965 and every four years thereafter. The Secretary of the Jurisdiction shall notify the Secretary of the Society of the place chosen for the next session of their Jurisdictional Convention not later than November 30th preceding any session thereof.

     At regular sessions, Jurisdictional Conventions shall elect their officers and representatives and alternates to the National Convention, and they shall transact such other business as may rightfully come before them in accordance with the Society's Constitution and Laws and these By-Laws.

     Interim sessions of Jurisdictional Conventions shall be held in each of the odd-numbered years, except the years in which regular sessions are held, on such dates as the President of the Society shall approve, which shall not be earlier than the first Tuesday in March, nor later than the last Tuesday in July, during which interim sessions they shall elect their officers and special emphasis shall be given to Lodge and fraternal activities of the Jurisdiction.

     (b) SPECIAL SESSIONS. Jurisdictional Presidents shall call special sessions of the Jurisdictional Conventions upon the request of the Board of Directors only. Special sessions thereof shall be composed of the members of the last session thereof or such alternates thereto as are authorized by these By-Laws. Special sessions may consider only those matters as shall be set out in the call for the meeting and no other.

     (c)  JURISDICTIONAL EXPENSES, DUES, AND MEMBER PRORATION.

          (1)  EXPENSES.   Jurisdictions  shall  approve  and  shall  pay  those
     expenses associated with the Jurisdictional Convention. As to reasonable expenses of members thereof, or compensation of officers in addition to their reasonable expenses, no claim shall be allowed by any Jurisdictional Convention unless and until the same has been referred to, and approved by, the Trustees or a committee of the Jurisdiction appointed for that purpose, and then only after such recommendation has been adopted, in whole or in part, by vote by the Jurisdictional Convention.

          Any Past President not residing within the territory of the Jurisdiction shall be limited to travel expenses from the Lodge within the Jurisdiction in which he holds a membership to the site of the Jurisdictional Convention.

          (2) JURISDICTIONAL DUES. Each Jurisdiction, in order to meet its expenses, shall establish dues of not less than 50 cents, nor more than $1.25, per year, on every adult member within its territorial limits, as shown by the records of the Secretary of the Society as of November 30th of the year immediately preceding. Said sums shall be deducted from the fraternal dues paid by the members of the subordinate bodies to the Home Office of the Society. It shall be the duty of the Secretary of the Society, not later than February 1st of each year, to credit or remit to the Jurisdictional Secretaries the dues levied hereunder, charging the same to the respective subordinate bodies.

          (3) MEMBER PRORATION. In addition to all other sums, the Society shall pay to every Jurisdictional Convention while it is in regular or interim session, a member proration. The amount of member proration shall be established by the Board of Directors for each and every good standing member credited to the subordinate bodies located therein as shown by the records of the Secretary of the Society as of November 30th, immediately preceding any regular or interim session of the Jurisdictional Conventions. Said sums shall be paid to the Jurisdictional Treasurers to assist in defraying expenses of the Jurisdiction.

          The reasonable expenses of delegates from a Lodge to attend their Jurisdictional Conventions, or any part of such expense, shall be paid by the Lodge represented by such delegate. Should the proration herein provided for, and contributed by the Society, exceed the expenses of the Jurisdictional Conventions, the latter may use such surplus to pay, in whole or in part, said delegates' reasonable expenses.

     (d) PREROGATIVES OF OFFICERS OF THE NATIONAL CONVENTION. Officers of the National Convention shall be admitted to all sessions of the Jurisdictional Conventions, with full authority to report and discuss any matter affecting the Society, but they shall have no vote therein.

     Should the President or any other officer or member of a Jurisdictional Convention proceed contrary to the laws of the Society, the highest ranking officer of the National Convention present shall have authority to assume the station and power of the President.

     Should any officer or member of a Jurisdiction refuse to allow or prevent said officer of the National Convention from assuming the station and power of the President, said Jurisdiction shall be denied representation in the National Convention.

     (e) QUORUM. A majority of the members entitled to sit in any session of any Jurisdictional Convention and a majority of any committee of any Jurisdiction shall constitute a quorum for the transaction of any business rightfully presented for action. A simple majority of a quorum shall be sufficient for the transaction of any such business.

     (f)  ORDER OF  BUSINESS.   The order  of business  at each  session of  the
Jurisdictional Conventions shall be the same as that of the National Convention as near as practical.

     (g)  INSTALLATION  OF   JURISDICTIONAL   OFFICERS.      The   officers   of
Jurisdictions shall be installed by the President of the Society or other national officer, or by a Past President of the Jurisdiction.

RULES OF ORDER FOR USE BY SUBORDINATE BODIES

     SEC. 1. When the President takes the Chair the officers and members take their respective seats.

     SEC. 2. No member shall interrupt another while speaking unless to raise a point of order, and while speaking no member shall pass between him (her) and the President.

     SEC. 3. Every member who desires to speak shall arise and respectfully address the President, and while speaking, shall confine himself (herself) to the question under consideration and avoid all personalities, indecorous and sarcastic language, or reflection on the Lodge, or its members.

     SEC. 4.   If two  or more  members arise  to speak  at the  same time,  the
President shall decide which is entitled to the floor.

     SEC. 5. No member shall speak more than once on the same subject until all members desiring to speak shall have had an opportunity to do so, and not more than twice without permission from the President.

     SEC. 6. If a member, while speaking, be called to order by the President he (she) shall cease speaking and take his (her) seat until the question of order has been determined and permission is given him (her) by the President to proceed.

     SEC. 7. No motion shall be subject to debate until it has been seconded and stated by the President, and it shall be reduced to writing if requested by any member.

     SEC. 8. Any member may call for a division of a question, which shall be divided if it embraces two or more distinct propositions.

     SEC. 9. When a question is before the Lodge, no other motion shall be entertained except to move the previous question, to lay on the table, to postpone indefinitely, to postpone to a certain time, to recommit or to amend, which motions shall severally have precedence in the order named.

     SEC. 10. When a question is postponed indefinitely, it shall not be acted on again during the session.

     SEC. 11.   On  the call  of five  members, the  Lodge may  demand that  the previous question shall be put, and until it is decided, further amendments to the main question and debate thereon shall be precluded.

     SEC. 12. The previous question shall be put in this form: "Shall the main question be now puto"

     SEC. 13. When a blank is to be filled and different sums, numbers or times shall be proposed, the question shall first be taken on the highest sum or number and on the longest or latest time.

     SEC. 14. Every member present shall, if requested, vote on every question before the Lodge unless for special reason the Lodge shall excuse him (her).

     SEC. 15. No motion for reconsideration shall be entertained unless moved by a member who voted with the majority in the first instance and be made within two meetings after taking the vote on the motion.

     SEC. 16.   The member  first named  on a  committee shall  act as  chairman thereof, unless one shall be agreed on by the committee.

     SEC. 17. The consequences of a measure may be attacked in strong terms, but the good faith of those who propose or advocate it shall not be challenged.

     SEC. 18.   While  the President  is putting  a question  or addressing  the
Lodge, no member shall walk about or leave the hall or engage in conversation.

     SEC. 19. No motion can be made by a member while another is speaking, and no motion can be made without the member's arising and addressing the Chair.

     SEC. 20. No member shall arise to speak until the one occupying the floor shall have taken his (her) seat, and if the member wishing to follow has spoken on the subject twice, he (she) shall not be recognized by the President until others have had an opportunity to speak.

     SEC. 21. No member shall commence speaking on a question until recognized by the President.

     SEC. 22.    Whenever  a  question  shall arise  in  the  Lodge  as  to  the construction of the laws, it shall be referred to the President of the Society, whose decision shall be entered on the minutes and be final.

     SEC. 23.   In all  matters not expressly  covered above,  any questions  of order shall be resolved as provided by the most currently available edition of Robert's Rules of Order.

                          DUTIES OF EXECUTIVE OFFICERS
                          ----------------------------

Sec. 1.  The President.

     The President shall be the chief executive officer of the Society and shall have general supervision over the affairs of the Society. The President shall:

     (a) be a member of all Standing Committees of the Society;

     (b) preside over all sessions of the National Convention, and all meetings of the Standing Committees of the Society or designate someone to do so;

     (c) enter into written contracts with Field Associates for the solicitation of applications for membership under such terms as may be agreed upon, subject to the review of any such contracts by the Board of Directors at its discretion;

     (d) prescribe and/or approve all forms, blanks and all other printed materials and publications issued or used by the Society, the National
Convention and any of its departments, subdivisions, subordinate bodies and associates, or cause the same to be done, and no officer, associate, or member, or other persons, shall publish or use any such materials not so authorized or approved;

     (e) prescribe the forms of all benefit certificates of membership to be issued by the Society; shall prescribe all plans under which persons are admitted to membership in the Society, together with the rates of payments under any and all such certificates when such plans and amounts have not been theretofore prescribed by the National Convention or the Board of Directors;

     (f) have authority to reinsure or coinsure the Society's liability, or any portion thereof, on any and all certificates of membership now outstanding and/or hereafter issued;

     (g) with the assistance and approval of the Board of Directors, prepare and publish the rituals and ceremonials of the Society; be the custodian of and instructor in all the rituals thereof; and promulgate to all Lodges the password to be used in conjunction with the historic ritual;

     (h) examine, or cause to be examined, every application for membership in the Society and every application for any benefit and, if found to conform to all requirements for such, he shall approve said applications or cause the same to be done;

     (i) subject to the limitations elsewhere contained in the Constitution and Laws, establish rules and rates with reference to applications on standard and substandard risks and with respect thereto, shall classify all such risks as to physical and mental impairment, occupation, residence, habits, morals, environment, finances, previous experience and any other factors that may be deemed wise, and cause to be fixed such rules, rates and extra rates as may be required by customary underwriting practices;

     (j) grant written dispensations for any purpose except to admit a person to membership who is not physically or mentally qualified under the Constitution and Laws, provided, that no authority is given to do anything that will impair the contract of a beneficiary member of the Society;

     (k) make a report on the state of affairs of the Society at each regular session of the National Convention;

     (l) sign all documents and other papers requiring his signature and customarily signed by the President of a corporation;

     (m) appoint committees from the good standing adult beneficiary members of the Society to assist in the Society's management, to be known as Presidential Committees and they shall be responsible to and under the direction of the President;

     (n) appoint persons to examine or audit the books, records and accounts of any subordinate body of the Society, or officers thereof, and may suspend or remove from office any officer of any subordinate body thereof when satisfactory information exists that any such officer is negligent of his duties or incompetent;

     (o) Whenever the President of the Society believes that the funds and/or property of any subordinate body are being, or will be improperly diverted, disposed of, wasted, destroyed, or distributed, he shall have full authority, in the name of the Society, to have such action enjoined and to seize such funds and/or property by action in court or otherwise, in order to preserve the same. He may render to the subordinate body concerned such report regarding any examination of its books or such other action herein authorized as he shall deem necessary.

     (p) discipline, and in furtherance thereof, shall have power to suspend or revoke charters of subordinate bodies for:

          (1) refusing to conform to this Constitution and Laws and to the By-Laws and Rules of Order of subordinate Lodges;

          (2) refusing to make reports required by the Society or any of its officers;

          (3) wrongfully withholding any funds or property belonging to the Society or any of its subordinate bodies;

          (4) disseminating communications or circulars derogatory to the Society or any of its officers;

          (5) soliciting contributions when not authorized by the President of the Society except for typical fraternal and community activities;

          (6) instituting suits or other legal proceedings against the Society or any of its officers without first using the Problem Resolution Procedures as outlined in Article 8 of the Constitution and Laws;

          (7) failing or refusing to comply with or conform to any lawful demand by the President or other officers of the Society.

     The members of any subordinate body whose charter has been suspended or revoked shall continue to make their required payments, including applicable fraternal dues, to the Home Office of the Society until the matter shall be finally determined in accordance with the Constitution and Laws.

     Any member of the Society who is found by the President of the Society, after due inquiry, to be responsible for any of the foregoing acts, shall be barred from a seat in any Jurisdictional or National Convention, and if occupying such an office, shall be removed and if such member is an officer of a subordinate body of the Society, the President of the Society may declare the office vacant.

     Any subordinate body, and any member thereof, aggrieved by any action herein authorized may appeal to the Judiciary Committee by giving written notice thereof to the Secretary of the Society within thirty days after notice of any such action. The matter shall be disposed of by the Judiciary Committee as provided in Art. 9 of the Constitution and Laws.

     (q) appoint one or more approving officers who shall serve at the pleasure of the Executive Committee, and whose duty it shall be to examine and approve every claim against the Society payable from any of its funds, except in any benefit certificate, and no check shall be drawn unless and until approved by an approving officer (No such person shall have authority to approve his or her own claim against the Society);

     (r) except as otherwise specified by the Board of Directors within its constitutional authority, and not inconsistently with or repugnant to their duties and functions set forth and defined elsewhere in the Constitution and Laws, the President shall have authority to designate the title of any officer or other person employed in any capacity by the Society and to assign and reassign the duties of all Executive Officers, officers and associates of the Society;

     (s) upon the recommendation of the President, the Board of Directors shall appoint a General Counsel and/or Chief Legal Officer, who shall serve at the pleasure of the Board, and who shall be under the direct supervision of the President and shall perform all duties assigned ;

     (t) appoint a Medical Director who shall be under the direct supervision of the Chief Underwriter and who shall perform all duties assigned;

     (u) perform such other duties as are imposed upon him in the Constitution and Laws or as may be assigned to him by the National Convention and/or the Board of Directors and which are not otherwise inconsistent with the Constitution and Laws.

SEC. 2.  EXECUTIVE VICE PRESIDENT/FRATERNAL.

     The Executive Vice President/Fraternal shall perform all duties assigned and the following:

     (a) administers the National Fraternal Program and reports on same to the National Convention.

SEC. 3.  EXECUTIVE VICE PRESIDENT/OPERATIONS AND SECRETARY.

     The Secretary shall be in charge of operations and the chief corresponding and recording officer of the Society and shall:

     (a) be responsible for and keep and maintain all the official records of the Society, the National Convention, the Board of Directors, the Standing Committees of the Society, and all other committees provided for herein, except such records as are specifically exempted and made the special trust of another officer under the Constitution and Laws;

     (b) At all sessions of the National Convention, meetings of the Board of Directors, and Standing Committees, all bills, communications and all other papers shall be read by him, or by someone appointed by the President, except reports of other committees, which may be read by the Chairman or any member thereof;

     (c) make a full and complete report of all his transactions to every regular session of the National Convention;

     (d) make full and complete reports, in the manner and time required by the several state insurance departments and all other government agencies having jurisdiction over any of the affairs of the Society;

     (e) sign all official documents of the Society requiring his signature, affixing thereto the seal of the Society when necessary; and he shall prepare and certify, under the seal of the Society, all copies of books, records, and all other documents of the Society, or portions thereof, which may be required for any purpose;

     (f) be the custodian of all the supplies, furniture, fixtures, and other personal property belonging to the Society, excepting cash and investments, and shall dispose of same only upon proper orders and in accordance therewith, keeping a complete and accurate account of all such purchases, sales, resales, and/or exchanges thereof;

     (g)  be a member of all the Standing Committees of the Society;

     (h) perform all other duties customarily performed by the Secretary of a corporation; and,

     (i) perform all duties imposed upon him by the Constitution and Laws, and such other duties as may be assigned to him by the Board of Directors or the President.

SEC. 4.  EXECUTIVE VICE PRESIDENT/FINANCE AND TREASURER.

     The  Treasurer  shall  be  the  chief  financial  officer  and  the   chief
accounting, auditing and budgeting officer of the Society and shall:

     (a) prepare, make and maintain such records and reports thereabout as may be required of him by the Board of Directors and/or the President;

     (b)  be the custodian of the uninvested funds of the Society;

     (c) deposit, to the sole credit of the Society, all funds belonging to the Society in depositories designated by him and approved by the Board of Directors;

     (d) prepare a statement of the Society's receipts and disbursements, on a monthly basis, and the same shall be published in the official publication of the Society at least semiannually;

     (e) keep a separate account of all the funds of the Society, shall make and furnish to the President and Secretary of the Society a statement showing the balance on hand in each of said funds on the first day of each month, shall have his books and accounts balanced in time for examination by the Audit Committee at their regular meeting, and shall make a report to the National Convention;

     (f) issue checks, drafts or other orders drawn on the Society and which have been duly approved;

     (g)  be a member of all the Standing Committees of the Society;

     (h) perform all other duties customarily performed by the Treasurer of a corporation; and,

     (i) perform all duties imposed upon him by the Constitution and Laws, and such other duties as may be assigned to him by the Board of Directors or the President.

SEC. 5. OTHER EXECUTIVE VICE PRESIDENT DUTIES. The Senior most Executive Vice President shall perform the following additional duties:

     (a)  perform the duties of the President when the latter is disabled;

     (b) preside at meetings of the Board of Directors in the absence of both the Chairman of the Board and the President;

     (c) be a member of all the Standing Committees of the Society and preside over same in the absence of the President; and,

     (d) perform all duties imposed upon him by the Constitution and Laws, and such other duties as may be assigned to him by the Board of Directors or the President.

JOE, FOLLOWING IS THE REVISED WORDING FOR ARTICLE 7, SEC. 1(E) OF THE CONSTITUTION AND LAWS:

(E) OWNERSHIP/CONTROL OF YOUTH CERTIFICATES. For certificates which so provide, ownership of a certificate issued in the name of a youth member shall be under the sole control of the applicant until the member reaches age sixteen; under the joint control of the applicant and the member between the member's age sixteen and the age of majority; and under the sole control of the member after the member's reaching the age of majority. The applicant may, by a writing approved by the Society, transfer the applicant's rights to any person having an insurable interest in the life of the youth member, or to any person as allowed by applicable law. In the event of the death of the applicant before the youth member reaches the age of majority, the Society shall recognize that person who has the duty to support the youth member, and who in fact does support the youth member, as the person who is entitled to exercise the rights of ownership and control which the applicant could have exercised.

     As soon as shall be administratively practical after August 1, 2002, the Society shall provide certificates which allow the adult applicant, when applying for a certificate in the name of a youth member, an option to have ownership either in the applicant or in the youth member.

            (1) OWNERSHIP/CONTROL BY A YOUTH MEMBER. If the youth member is the owner of the certificate, the applicant shall retain control over the certificate until the youth member reaches the age of majority. The applicant controller can exercise all rights in the certificate, except for the right of assignment, on behalf of the youth member until the youth member reaches the age of majority. In the event of the death of the applicant controller before the youth member reaches the age of majority, the Society shall recognize that person who has the duty to support the youth member, and/or who in fact does support the youth member, as the person who is entitled to exercise the rights which the applicant controller could have exercised.

            (2) OWNERSHIP/CONTROL BY AN ADULT APPLICANT. If the applicant is the owner of the certificate issued in the name of a youth member, the applicant shall have the right to exercise all rights in the certificate.